                                                                    Exhibit 2.14




                            STOCK PURCHASE AGREEMENT
                                      among
                               MJD SERVICES CORP.,
                           CAMBRIDGE TELEPHONE COMPANY
                                       and
                          YATES CITY TELEPHONE COMPANY
                          dated as of January 12, 1999

                                TABLE OF CONTENTS


        This Table of Contents is not part of this Agreement but is attached for convenience only.



ARTICLE I

        PURCHASE OF STOCK.....................................................1
               Section 1.1   Purchase and Sale................................1
               Section 1.2   Purchase Price...................................1
               Section 1.3   Excluded Assets and Liabilities..................2

ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................2
               Section 2.1   Corporate Organization...........................2
               Section 2.2   Authorization....................................3
               Section 2.3   No Violation.....................................3
               Section 2.4   Subsidiaries and Investments.....................3
               Section 2.5   Stock Record Book................................4
               Section 2.6   Corporate Books..................................4
               Section 2.7   Title to Stock...................................4
               Section 2.8   Options and Rights...............................5
               Section 2.9   Financial Statements.............................5
                             (a)    Generally.  ..............................5
                             (b)    Absence of Change.  ......................6
               Section 2.10  Employees........................................6
               Section 2.11  Absence of Certain Changes.......................7
               Section 2.12  Contracts........................................8
                             (a)    Generally.  ..............................8
                             (b)    Compliance.  .............................9
               Section 2.13  True and Complete Copies.........................9
               Section 2.14  Title and Related Matters.......................10
                             (a)    Owned Property.  ........................10
                             (b)    Leased Property.  .......................10
                             (c)    Liens.  .................................10
                             (d)    Utilities.  .............................11
                             (e)    Condition.  .............................11
               Section 2.15  Litigation......................................11
               Section 2.16  Tax Matters.....................................12
                             (a)    Generally.  .............................12
                             (b)    Taxes Relating to Cellular.  ............12


                                       -i-
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                             (c)    Good Faith.  ............................12
                             (d)    Claims.  ................................12
                             (e)    Course of Business.  ....................13
                             (f)    Withholdings.  ..........................13
                             (g)    Partnerships.  ..........................13
                             (h)    Accounting Method Adjustments.  .........13
                             (i)    Tax Exemptions.  ........................13
                             (j)    Tax Return Reviews.  ....................13
                             (k)    Power of Attorney.  .....................14
                             (l)    True and Complete Copies.................14
                             (m)    Limitation as to Time Periods Prior
                                            to July 7, 1995..................14
               Section 2.17  Bank and Brokerage Accounts.....................14
               Section 2.18  Compliance with Applicable
                                            Laws, Regulations and Orders.....14
               Section 2.19  Employee Benefit Plans..........................14
               Section 2.20  Intellectual Property...........................18
               Section 2.21  Environmental Matters...........................18
                             (a)    Generally.  .............................19
                             (b)    Property. ...............................19
                             (c)    Transportation.  ........................19
                             (d)    Notification of Release.  ...............19
                             (e)    Liens.  .................................20
                             (f)    Site Assessments.  ......................20
                             (g)    Limitation as to Time Periods Prior
                                            to July 7, 1995..................20
               Section 2.22  Capital Expenditures and Investments............20
               Section 2.23  Dealings with Affiliates........................20
               Section 2.24  Insurance.......................................20
               Section 2.25  Commissions.....................................21
               Section 2.26  Permits and Reports.............................21
               Section 2.27  Absence of Undisclosed
                                         Liabilities/Corporate Debt..........22
               Section 2.28  Disclosure......................................22
               Section 2.29  Consents and Authorizations.....................23

ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................23
               Section 3.1   Corporate Organization..........................23
               Section 3.2   Authorization...................................23
               Section 3.3   No Violation....................................23
               Section 3.4   Investment Intent...............................24


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ARTICLE IV

        COVENANTS OF THE SELLER AND THE COMPANY..............................24
               Section 4.1   Regular Course of Business......................24
                             (a)    Generally.  .............................24
                             (b)    Compensation.............................25
                             (c)    Insurance................................25
                             (d)    Claims...................................25
                             (e)    Supplement...............................25
               Section 4.2   Amendments......................................25
               Section 4.3   Capital Changes.................................25
               Section 4.4   Dividends.......................................25
               Section 4.5   Capital Expenditures............................25
               Section 4.6   Borrowing.......................................26
               Section 4.7   Property........................................26
               Section 4.8   Other Commitments...............................26
               Section 4.9   Interim Financial Information...................26
               Section 4.10  Consents and Authorizations.....................26
               Section 4.11  Access..........................................26
               Section 4.12  Notice of Transfer..............................27
               Section 4.13  Payment of Stamp Tax............................27
               Section 4.14  Disclosure......................................27
               Section 4.15  Transfer of Notes Receivable....................27
               Section 4.16  Payment of RTFC Indebtedness....................27
               Section 4.17  Liquidation and Dissolution of Yates
                                            City Cellular, Inc...............28
               Section 4.18  Cooperation with Purchaser......................28
               Section 4.19  Sale of Seller/Survival of Agreement............28

 ARTICLE V

        COVENANTS OF THE PURCHASER...........................................29
               Section 5.1   Consents and Authorizations.....................29
               Section 5.2   Cooperation with Seller.........................29

ARTICLE VI

        OTHER AGREEMENTS.....................................................29
               Section 6.1   Agreement to Defend.............................29
               Section 6.2   Further Assurances..............................29
               Section 6.3   Consents........................................29
               Section 6.4   No Solicitation or Negotiation..................30
               Section 6.5   No Termination of the Obligations
                                            by Subsequent Dissolution........30


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               Section 6.6   Public Announcements............................30
               Section 6.7   Records and Information.........................30
                             (a)    Retention of Records.  ..................30
                             (b)    Access to Information.  .................31
                             (c)    Provisions of Corporate Records..........31
                             (d)    Witnesses................................31
               Section 6.8   Insurance Policies and
                                            Claims Administration............31
                             (a)    Insurance Coverage Prior to the
                                            Closing Date.....................31
                             (b)    Insurance Coverage After the Closing
                                            Date.............................32
               Section 6.9   Other Tax Matters...............................32
                             (a)    Tax Returns..............................32
                             (b)    Information..............................33
               Section 6.10  Noncompetition..................................33

ARTICLE VII

        CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.......................33
               Section 7.1   Representations and Warranties..................33
               Section 7.2   Consents and Approvals..........................34
               Section 7.3   No Material Adverse Change......................34
               Section 7.4   No Proceeding or Litigation.....................34
               Section 7.5   Secretary's Certificate.........................34
               Section 7.6   Certificates of Good Standing...................34
               Section 7.7   Opinion of Seller's Counsel.....................34
               Section 7.8   Resignations....................................35
               Section 7.9   Other Documents.................................35
               Section 7.10  Liens...........................................35
               Section 7.11  Delivery of Minute Books.  .....................35
               Section 7.12  Delivery of Financial Statements................35
               Section 7.13  Cash on Hand....................................35
               Section 7.14  Due Diligence...................................35
               Section 7.15  Purchase of Long Distance Assets................35

ARTICLE VIII

        CONDITIONS TO THE OBLIGATIONS
        OF THE SELLER........................................................36
               Section 8.1   Representations and Warranties..................36
               Section 8.2   Consents and Approvals..........................36
               Section 8.3   No Proceeding or Litigation.....................36
               Section 8.4   Secretary's Certificate.........................36
               Section 8.5   Opinion of Purchaser's Counsel.  ...............37


                                      -iv-
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ARTICLE IX

        CLOSING..............................................................37
               Section 9.1   Closing.........................................37
               Section 9.2   Closing Date Payment and Receipt of
                                            Shares...........................37
ARTICLE X

        TERMINATION..........................................................37
               Section 10.1  Methods of Termination..........................37
                             (a)    Mutual Consent...........................37
                             (b)    Seller's Failure to Perform..............37
                             (c)    Purchaser's Failure to Perform...........38
                             (d)    Failure to Close by November 30,
                                            1999.............................38
                             (e)    Material Adverse Change..................38
                             (f)    Remedies.................................38
               Section 10.2  Procedure Upon Termination......................39
                             (a)    Return of Records........................39
                             (b)    Confidentiality..........................39

ARTICLE XI

        SURVIVAL OF TERMS; INDEMNIFICATION...................................39
               Section 11.1  Survival; Limitations...........................39
               Section 11.2  Escrow of Liquid Assets.........................39
               Section 11.3  Indemnification by the Seller...................40
                             (a)    Misrepresentation or Breach..............40
                             (b)    Taxes....................................40
                             (c)    Third Party Claims.  ....................40
                             (d)    Claims Relating to Cellular..............40
                             (e)    Related Expenses.........................41
               Section 11.4  Indemnification by the Purchaser................41
                             (a)    Misrepresentation or Breach..............41
                             (b)    Taxes....................................41
                             (c)    Third Party Claims.......................41
                             (d)    Related Expenses.........................41
               Section 11.5  Third Party Claims..............................41
                             (a)    Generally................................41
                             (b)    Counsel..................................43
               Section 11.6  Other Claims....................................43
               Section 11.7  Continued Liability for Indemnity
                                            Claims...........................44


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               Section 11.8  Exclusive Remedy................................44
               Section 11.9  Benefit of Prior Agreement......................45

ARTICLE XII

        GENERAL PROVISIONS...................................................45
               Section 12.1  Amendment and Modification......................45
               Section 12.2  Waiver..........................................45
               Section 12.3  Certain Definitions.............................45
               Section 12.4  Notices.........................................50
               Section 12.5  Assignment......................................51
               Section 12.6  Governing Law...................................51
               Section 12.7  Counterparts....................................51
               Section 12.8  Headings........................................51
               Section 12.9  Entire Agreement................................51
               Section 12.10 No Benefit......................................52
               Section 12.11 Delays or Omissions.............................52
               Section 12.12 Severability....................................52
               Section 12.13 Expenses........................................52
               Section 12.14 Time of the Essence.............................52
               Section 12.15 Injunctive Relief...............................52

SCHEDULES


  1.3          Excluded Assets and Liabilities
  2.3          List of Authorizations, Consents, Conflicting
               Agreements, Etc.
  2.4          Subsidiaries and Investments
  2.5          Capitalization and Shareholder Information
  2.6          List of Directors and Officers of the Company
  2.7          Dividends and Other Distributions
  2.9          Material Changes
  2.10         Employees, Officers, Directors, Consultants and
               Independent Contractors
  2.11         Material Adverse Changes, Etc.
  2.12         Contracts
  2.14(a)      Owned, Real and Personal Property
  2.14(b)      Leased, Real and Personal Property
  2.14(c)      Compliance Exceptions
  2.14(e)      Transfer and  Condition
  2.15         Litigation
  2.16         Tax Matters
  2.17         Bank and Brokerage Accounts
  2.19         Employee Benefit Plans
  2.20         Intellectual Property
  2.21         Environmental Matters
  2.23         Dealings with Affiliates
  2.24         Insurance
  2.26         Permits and Reports, Etc.
  2.27         Liabilities
  3.3          Consents and Authorizations of Purchaser
  4.14         Disclosure of Contrary Actions





EXHIBITS

   6.10        Noncompetition Agreement
   7.7         Opinion of Seller's Counsel
   7.15        C-R/Celebrate Long Distance Assets Agreement
   8.5         Opinion of Purchaser's Counsel
  11.2         Escrow Agreement

                                    AGREEMENT



        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 12th day of January, 1999, among MJD SERVICES CORP., a Delaware corporation (the "Purchaser"), CAMBRIDGE TELEPHONE COMPANY, an Illinois corporation (the "Seller"), and YATES CITY TELEPHONE COMPANY, an Illinois Corporation (the "Company").

                                    RECITALS

        WHEREAS, the Seller owns Two Hundred Fifty-Two (252) shares of common stock, $20.00 par value of the Company, constituting all of the issued and outstanding shares of capital stock of the Company (the "Shares");

        WHEREAS, the Company owns one hundred (100) shares of common stock, no par value, of Yates City Cellular, Inc. ("Cellular"), constituting all of the issued and outstanding shares of capital stock of Cellular (the "Cellular Capital Stock");

        WHEREAS, the Company intends to transfer all of the assets of Cellular to Seller and to liquidate and dissolve Cellular prior to the closing of the transactions contemplated in this Agreement;

        WHEREAS, the Company is an operating telephone company that provides wireline telecommunications services in the exchange of Yates City, Illinois (the "Exchange"), with at least 561 access lines (the "Business");

        WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                PURCHASE OF STOCK

        Section 1.1 Purchase and Sale. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the

Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares.

        Section 1.2 Purchase Price. In consideration for the conveyance of the Shares, the Purchaser shall pay to the Seller on the Closing Date, as provided in Section 9.2 hereof, the total sum of Three Million Two Hundred Thousand and No/00 Dollars ($3,200,000.00) (the "Purchase Price") for the Shares.

        Section 1.3 Excluded Assets and Liabilities. Notwith- standing that this Agreement relates to the purchase of capital stock from the Seller by the Purchaser, which results in the Company retaining any and all of its assets and liabilities, it is understood and agreed that Seller shall remove from the Company's premises prior to Closing and/or, as appropriate, remove from the Company's books and records, only the 6.3725% partnership interest of Cellular in the Illinois Independent RSA No. 3 General Partnership, which constitutes Cellular's only asset, and those particular assets of the Seller set forth on
Schedule 1.3 hereto (the "Excluded Assets"). Further, Seller shall assume any and all liabilities arising from the operations of Cellular, both prior to and subsequent to the Closing Date, and from the liquidation and dissolution of Cellular, as well as those liabilities resulting from the transfer of the partnership interest of Cellular in the Illinois Independent RSA No. 3 General Partnership to Seller and those other Excluded Assets set forth on Schedule 1.3 hereto (the "Excluded Liabilities"). Purchaser agrees that it shall cause the Company to execute, and Seller agrees to execute, any and all such bills of sale, deeds, assignments and/or agreements as may be necessary to transfer title to the Excluded Assets to Seller and to assign and/or transfer the Excluded Liabilities to Seller. The parties hereto further agree that no other assets of the Company, whether tangible or intangible, shall have been or shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 1997 through the Closing Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        Seller hereby represents and warrants to the Purchaser as follows (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of any or all of the Seller, the Company and its subsidiary, Cellular, and affiliates thereof even though such representations and/or warranty shall use only the words Seller and/or Company):

        Section 2.1 Corporate Organization. Each of the Seller and the Company is a corporation duly organized, validly existing and in good standing with perpetual duration under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. The Company is qualified to do business and is in good standing in the State of Illinois, and there is no other jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the charter and by-laws of the Company and Cellular as presently in effect have been delivered to the Purchaser.

        Section 2.2 Authorization. The Seller and the Company each has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Boards of Directors (and as appropriate, the stockholders) of the Seller and of the Company have duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Seller and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Seller will, at the Closing, have full power and authority to deliver the Shares and the certificates evidencing the Shares to the Purchaser free and clear of all Liens as provided for herein.

        Section 2.3 No Violation. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Seller and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or by-laws of either the Seller or the Company, (ii) any applicable Regulation (including, without limitation, the Hart- Scott-Rodino Antitrust Improvements Act of 1976), (iii) any Order to which either the Seller or the Company is subject, or (iv) any Contract to which the Seller or the Company or any of their properties are subject. The Seller and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

        Section 2.4 Subsidiaries and Investments. The Company has no subsidiaries other than Cellular, and the Company has no investments in any Person, except as set forth on Schedule 2.4. Attached as set forth on Schedule
2.4 is a true and complete corporate organizational chart for the Company. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such subsidiary or investments, nor shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person. Any such investments constitute an asset of the Company and the Company is the only Person with any rights thereto. Except as set forth on
Schedule 2.4, the Company does not owe any indebtedness to or on account of any of such subsidiary or investments, nor has the Company guaranteed any indebtedness on behalf of, or have any other contingent obligations with respect to, any such subsidiary or investments, and the Company has not pledged any such investments or subsidiary or any other of its assets in connection with any obligations relating to any such investment or subsidiary. The Company is not a general partner in any of its investments, nor is any employee of the Company an officer or director of any such investment entity. The Company is not a party to any Shareholders' or Stockholders' Agreements with respect to any of the entities discussed on Schedule 2.4 hereto. Also set forth on Schedule 2.4 hereto is a listing of all dividends and/or distributions made with respect to any such subsidiary and/or investments since July 7, 1995.

        Section 2.5 Stock Record Book. The stock record book of the Company is complete and correct in all material respects with respect to the time period commencing July 7, 1995 and continuing through the date hereof, and, to the best of the Seller's knowledge, with respect to all time periods ending on or before July 7, 1995. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of the Company and the Seller owns all outstanding capital stock of the Company. Schedule 2.5 lists the total number of authorized shares of capital stock for the Company, the total number of such shares of capital stock issued and outstanding, the record holders thereof, and for each such record holder, the applicable certificate number(s) representing such shares.

        Section 2.6 Corporate Books. The corporate minute books of the Company and Cellular are complete and correct in all material respects and contain signed minutes of all of the proceedings of the shareholders and directors of the Company and of Cellular. A true and complete list of the directors and officers of the Company and Cellular as of the date hereof is set forth in
Schedule 2.6. Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 2.6 shall be limited, with respect to all time periods ending on or before July 7, 1995, to the best of Seller's (including the Company, Cellular and their Affiliates) knowledge.

        Section 2.7 Title to Stock. The Shares, which constitute all of the issued and outstanding shares of capital stock of the Company, are owned of record and beneficially solely by the Seller. The Company owns all of the issued and outstanding shares of capital stock of Cellular. No shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company or Cellular. The Shares and the Cellular Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares and the Cellular Capital Stock were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Illinois, and the Shares are owned of record by the Seller and will be sold pursuant hereto free and clear of all Liens. Upon payment of the Purchase Price to the Seller in accordance with this Agreement, the Seller will convey to the Purchaser good and marketable title to the Shares, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, and all of the interests, legal and beneficial of Seller and of all other Persons, in and to the Shares. Except as set forth on Schedule 2.7 hereto, no dividends or other distributions are owed by the Company in connection with any of the Shares or the Cellular Capital Stock and none have been made to any stockholder of the Company or to the Company by Cellular since at least July 7, 1995.

        Section 2.8 Options and Rights. There are no outstanding subscriptions, options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any

Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

        Section 2.9   Financial Statements.

               (a) Generally. The Seller has delivered to the Purchaser correct and complete copies of (i) the audited balance sheets of the Company as of December 31, 1995, December 31, 1996 and December 31, 1997 and the related statements of income, cash flow and retained earnings for the fiscal year reporting periods then ended, together with all notes and schedules thereto (the "Financial Statements") and (ii) the unaudited monthly balance sheets of the Company as of June 30, 1998 and the related monthly statements of income, cash flow and retained earnings for the period then ended, together with all notes and schedules thereto (the June 30, 1998 statements, with all unaudited statements delivered hereafter, the "Unaudited Financial Statements"). The Financial Statements have been audited without qualification by Kiesling Associates, LLP, for the Company's 1995 and 1996 fiscal years, and by Clifton, Gunderson, L.L.C. for the Company's 1997 fiscal year, each such entity serving in the capacity of independent auditors for the Company. The Financial Statements and the Unaudited Financial Statements (a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Unaudited Financial Statements, for adjustments and notes that would result from an audit. Since December 31, 1997 and except as fully set forth in the Financial Statements and the Unaudited Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring.

               (b) Absence of Change. Except as set forth on Schedule 2.9 hereto, since December 31, 1997, (i) the Company's Business has been operated only in the ordinary course; (ii) there has been no Material Adverse Change in, and no event has occurred which is likely, individually or in the aggregate, to result in any Material Adverse Change in, the business, properties, business prospects, condition (financial or otherwise), or results of operations of the Company; (iii) there has been no sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business; (iv) there has been no amendment or termination of any of the Company's Permits or material Contracts;
(v) there has been no waiver or release of any material right or claim of the Company; (vi) there has been no labor dispute or union activity which affects the operation of the Company; and (vii) there has been no agreement by either the Seller or the Company to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

        Section 2.10  Employees.

               (a) Schedule 2.10 sets forth a list of all of the Company's employees, officers, directors, consultants and independent contractors, together with a description of any Contract regarding the terms of service and the rate and basis for total compensation of such persons.

               (b) The Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. No amounts have been accrued on the Company's books for vacation or sick leave in excess of the current year's obligations and no such obligations exist. No contracts or provisions exist that would obligate the Company to pay any severance compensation to any employee should his or her employment with the Company be terminated for any reason from and after the date hereof. No contracts or provisions exist that would obligate the Company to pay any amounts to any Person upon the change of control of the Company.

        (c) Except as set forth on Schedule 2.10 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission or severance compensation, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, exempt, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Seller or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to Purchaser complete and correct copies of all such agreements, if any ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

               (d) Except as set forth in Schedule 2.10 hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Seller's or Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Seller and Company, no such investigation is in progress.

        Section 2.11 Absence of Certain Changes. Except as set forth in Schedule 2.11, since December 31, 1997, there has been no (a) Material Adverse Change in the business, properties, financial statements, business prospects, condition (financial or otherwise) or results of operations of the Company, (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares or any redemption of the Shares, (d) increase in the compensation payable to or to become payable by the Company to its employees, officers, directors, consultants or independent contractors, (e) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure or (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP (which such changes shall be set forth on Schedule 2.11 hereto).

        Section 2.12  Contracts.

               (a) Generally. Except as listed in Schedule 2.12, the Company is not a party to any Contract relating to:

                      (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation.

                      (ii) Collective bargaining agreements or any other Contract with any labor union.

                      (iii) Hospitalization insurance or other welfare benefit plans or practices.

                      (iv)   Loans to its employees, officers,
        directors or Affiliates.

                      (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, including, but not limited to, any Contract with respect to the Company's indebtedness.

                      (vi)   A guarantee of any obligation.

                      (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal.

                      (viii) Intangible property (including Proprietary Rights).

                      (ix) Warranties with respect to its services rendered or its products sold or leased.

                      (x) Registration or preemptive rights with respect to any securities.

                      (xi) Prohibitions preventing it from freely engaging in any business.

                      (xii) The purchase, acquisition, disposition or supply of inventory and other property and assets.

                      (xiii) Employees, independent contractors, consultants, or other agents.

                      (xiv) Sales, commissions, advertising or marketing.

                      (xv)   Unconditional purchase or payment
        obligations.

                      (xvi) Agreements between Seller and customers of the Business.

                      (xvii) The provision of internet services.

                      (xviii) Leases, licenses, easements, rights of way, pole attachment agreements, license agreements for joint use of poles and other agreements regarding property rights to earth stations, utility poles, real property, fixtures and other similar items used in the operation of the Business.

                      (xix) The grant of telephone franchise rights.

                      (xx) Any investment or subsidiary of the Company, including, but not limited to, those shown on Schedule 2.4 hereto.

                      (xxi) Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of ten thousand dollars ($10,000).

               (b) Compliance. The Company has performed all obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed in Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed in Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

        Section 2.13 True and Complete Copies. Seller and the Company have delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement, as well as of all minute books and stock books of the Company and Cellular. Such minute books and stock books are current and contain the true and complete records kept of such companies with respect to the time period commencing July 7, 1995 and continuing through the date hereof, and, to the best of the Seller's knowledge, with respect to all time periods ending on or before July 7, 1995.

        Section 2.14  Title and Related Matters.

               (a) Owned Property. Set forth in Schedule 2.14(a) is a description of all real and personal property owned or used by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens and those liens shown on Schedule 2.14(a) hereto. All properties used in the Company's business operations as of December 31, 1997 are reflected in the Financial Statements in accordance with and to the extent required by GAAP and, as of the date hereof, are fully set forth on
Schedule 2.14(a) hereto. Seller and the Company have delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, environmental assessments, surveys and other title documents relating to such real property in the possession of the Company, if any. Further, the Company has valid, good and marketable title to each of its investments set forth on Schedule 2.4 hereto, free and clear of all Liens, except as set forth on Schedule 2.14(a) hereto.

               (b) Leased Property. Set forth in Schedule 2.14(b) is a description of all real and personal property leased or used by the Company. Except as otherwise set forth in Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other Person under any such lease, and neither the Seller nor the Company have received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth in Schedule 2.14(b), neither the Seller nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. Seller has delivered to the Purchaser, with respect to any leased real or personal property, true and complete copies of all such leases and all amendments or supplements thereto.

               (c) Liens. Except as set forth in Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "Improvements") comply with all applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such Improvements within the last one hundred twenty (120) days. The Company's owned or leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Seller's or Company's knowledge, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

               (d) Utilities. The real property owned or leased by the Company has access, sufficient for the conduct of the Company's business as presently conducted and proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Company's business as presently conducted. Access to all such public roads and utilities will be available after the Closing Date in the same manner and to the same extent as at the Closing Date.

               (e) Condition. Except as set forth on Schedule 2.14(e), since December 31, 1997, the Company has not sold, transferred, leased, distributed or disposed of any of its assets or properties, except for (i) transactions in the ordinary and regular course of business, or (ii) as otherwise consented to in writing by the Purchaser. The Company owns, or has all rights necessary to use, all properties and assets necessary for the conduct of its business as presently conducted. The assets and properties owned, leased or used by the Company in the conduct of the Business are in good condition, which the parties hereto agree shall mean suitable for their respective uses in compliance with all applicable standards, specifications and Regulations of the FCC and of the ICC, except for reasonable wear and tear or as otherwise specifically provided in this Agreement or Schedule 2.14(e) hereto. Such assets and properties constitute all of the assets and properties necessary for the Company to conduct its Business as now conducted.

        Section 2.15 Litigation. Except as set forth in Schedule 2.15, there is
(a) no Claim pending or to the Seller's knowledge, threatened against the Company, (b) no Claim by the Company pending or threatened against any Person, (c) no outstanding Order relating to the Company and (d) no Claim by any Person relating to the Shares.

        Section 2.16  Tax Matters.

               (a) Generally. Except as set forth in Schedule 2.16, the Company and Cellular have timely filed all federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by each (collectively, "Tax Returns") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the Unaudited Financial Statements and on the books of the Company and Cellular in accordance with GAAP. All Taxes which are required to be withheld or collected by the Company or Cellular have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Regulations. There are no Liens for Taxes upon any property or assets of the Company or Cellular except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (all as disclosed on Schedule 2.16 hereto). Except as disclosed in Schedule 2.16, neither the Company nor Cellular have requested an extension of time within which to file any Tax Return and none have waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group of which the Company or Cellular has at any time been a member (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company or Cellular was a member of the affiliated group. Neither the Company, Cellular nor any of their subsidiaries has any liability for the unpaid Taxes of any Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

               (b) Taxes Relating to Cellular. All Taxes directly or indirectly resulting from the Company's transfer of all of Cellular's assets to Seller and Company's liquidation and dissolution of Cellular, and all other Taxes relating to or arising in connection with the operations of Cellular, whether before or after Closing shall be paid by, or with funds provided by, Seller or a third party (other than the Company), it being the intent and agreement of the parties that the Company shall neither pay nor be obligated to pay any such Taxes out of its own assets.

               (c) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

               (d) Claims. Except as disclosed in Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to the Company and Cellular, which information was derived from the books and records of the Company and Cellular.

               (e) Course of Business. The Company and/or Cellular have not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of the Company or Cellular to any period (or portion thereof) ending after the Closing Date.

               (f) Withholdings. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing Authorities have been so withheld, deposited or paid by or on behalf of the Company and Cellular, as appropriate.

               (g) Partnerships. The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. Any tax-sharing agreement between the Company and any other Person shall terminate as of the Closing Date and any such tax-sharing agreement is fully disclosed on Schedule 2.16 hereto.

               (h) Accounting Method Adjustments. Except as disclosed in
Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987, to the extent such adjustments arise out of or are necessitated by actions or omissions by or on behalf of the Company prior to Closing.

               (i) Tax Exemptions. None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner of leased property for federal income tax purposes.

               (j) Tax Return Reviews. An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing Authority is set forth in Schedule 2.16.

               (k) Power of Attorney. Except as set forth in Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

               (l) True and Complete Copies. Seller and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1993, 1994, 1995, 1996 and 1997 fiscal years.

               (m) Limitation as to Time Periods Prior to July 7, 1995. Notwithstanding anything to the contrary in this Agreement, all representations and warranties set forth in this Section 2.16 shall be limited, with respect to all time periods ending on or before July 7, 1995, to the best of Seller's (including the Company, Cellular and their Affiliates) knowledge.

        Section 2.17 Bank and Brokerage Accounts. Set forth in Schedule 2.17 hereto is a list of all of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account.

        Section 2.18 Compliance with Applicable Laws, Regulations and Orders. The Company has been and is presently in material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety. Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 2.18 shall be limited with respect to all time periods ending on or before July 7, 1995, to the best of Seller's (including the Company, Cellular and their Affiliates) knowledge.

        Section 2.19  Employee Benefit Plans.

               (a) Set forth on Schedule 2.19 hereto is a true and complete list of:

                      (i) each employee pension benefit plan, as defined in
        Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company or the Seller (with respect to the Company) is required to make contributions ("Pension Benefit Plan"); and

                      (ii) each employee welfare benefit plan, as defined in
        Section 3(1) of ERISA, maintained by the Company or to which the Company or the Seller (with respect to the Company) is required to make contributions ("Welfare Benefit Plan").

               True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to Purchaser together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

               (b) With respect to the ERISA Plans, except as set forth on
Schedule 2.19:

                      (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

                      (ii) no event has occurred or (to the knowledge of the Seller or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under
        Section 4975 of the Code;

                      (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

                      (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

               (c) Each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

                      (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

                      (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                      (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Seller or Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

               (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under
Section 414(i) of the Code:

                      (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

                      (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

                      (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Seller or Company) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

                      (iv) No Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

                      (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

               (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

               (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans is expected to be $-0- for the current fiscal year. To the extent required in accordance with GAAP, the Company's Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Financial Statements.

               (g) With respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1997; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

               (h) With respect to the Welfare Benefit Plans:

                      (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

                      (ii) No claims for benefits are in dispute or in litigation.

               (i) Set forth on Schedule 2.19 hereto is a true and complete list of:

                      (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to; and

                      (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement).

               (j) True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("Compensation Commitments") have been provided to Purchaser together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Purchaser with respect to any Compensation Commitment which is unwritten.

               (k) Each Compensation Commitment:

                      (i) since its inception, has been implemented in all material respects in accordance with its terms;

                      (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Seller and Company) no such action is contemplated or under consideration;

                      (iii) has no liability for any federal, state, local or foreign Taxes;

                      (iv) has no claims subject to dispute or litigation;

                      (v) has met all applicable requirements, if any, of the Code; and

                      (vi) has been implemented since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

        Section 2.20 Intellectual Property. Schedule 2.20 sets forth a complete and accurate list of the Proprietary Rights owned or used by the Company. The Company has no written documents relating to the Company's ownership or use of the Proprietary Rights listed in Schedule 2.20. No other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified in Schedule 2.20. To the Seller's and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted, with all such licenses being specified in Schedule 2.20.

        Section 2.21 Environmental Matters. The Company has obtained all Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Shares as contemplated hereby. In addition, except as set forth in Schedule 2.21:

               (a) Generally. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Seller's and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("Hazardous Materials").

                (b) Property.

                      (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

                      (ii) No PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

                      (iii) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

                      (iv) There has been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

               (c) Transportation. The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

               (d) Notification of Release. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and no property now or previously owned or leased by the Company is listed or proposed, to the Company's knowledge, for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               (e) Liens. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (f) Site Assessments. Except as set forth in Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Seller or the Company in relation to any property or facility now or previously owned or leased by the Company.

               (g) Limitation as to Time Periods Prior to July 7, 1995. Notwithstanding anything to the contrary in this Agreement, all representations and warranties set forth in this Section 2.21 shall be limited, with respect to all time periods ending on or before July 7, 1995, to the best of Seller's (including the Company, Cellular and their Affiliates) knowledge.

        Section 2.22 Capital Expenditures and Investments. The Company has no outstanding Contracts or commitments for capital expenditures and investments, except as set forth in Schedule 2.22 attached hereto, which Schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 1997. There has been no order or ruling from the ICC or any other regulatory body and none is threatened or expected by the Company requiring or recommending that the Company undertake any capital expenditures or investments.


        Section 2.23 Dealings with Affiliates. Schedule 2.23 sets forth a complete and accurate list of all oral or written Contracts between the Company and any one or more of its Affiliates. Except as set forth in Schedule 2.23, since December 31, 1997, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

        Section 2.24 Insurance. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company, descriptions of which policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.24, there are no pending or, to the Seller's or Company's knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.24 is a true and complete listing of any and all claims made by the Company under any policy since July 7, 1995.

        Section 2.25 Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, the Company, or any of their Affiliates.

        Section 2.26 Permits and Reports. Schedule 2.26 hereto sets forth a list of all permits, licenses, registrations, certificates, franchises, orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the ICC and the municipality of Yates City ("Permits") issued to or held by the Company in connection with its operations, the Business, the Exchange or the Franchise. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and each of the Company and the Seller is not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. To the best of the Seller's knowledge, with the exception of Alltel Corp. and United States Cellular Corporation, no other Person is currently operating or providing telephone service within the Yates City telephone exchange area and, to the Seller's and Company's knowledge, no Person is anticipating or contemplating doing so. Except as set forth in Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the ICC and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law (details of such extensions, if any, are set forth on Schedule 2.26 hereto) and are true and complete in all material respects, and (ii) all reporting requirements of the FCC, the ICC and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. A listing of all returns, reports, applications, statements and other documents filed by the Company within the past three (3) years with the FCC, the ICC and any other regulatory or governmental authority (including taxing authorities) or municipality is attached hereto as Schedule 2.26; true and complete copies of all such returns, reports, applications, statements and other documents set forth on Schedule 2.26 have been previously provided to Purchaser by Seller. The transactions between the parties hereto contemplated by this Agreement shall not cause the Exchange's cost study area to change. Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 2.26 shall be limited with respect to all time periods ending on or before July 7, 1995, to the best of Seller's (including the Company, Cellular and their Affiliates) knowledge.

        Section 2.27 Absence of Undisclosed Liabilities/Corporate Debt. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party or liabilities relating to investments or subsidiaries, except for
(i) liabilities stated or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on
Schedule 2.27 hereto. All obligations and liabilities relating in any way to the Company's investments and subsidiary are set forth on Schedule 2.4 hereto, setting forth the maximum amount of the Company's potential obligations and the expected payment schedule therefor. The Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement, the provisions of which (as such provisions exist as of the Closing) have, or, as of the Closing Date, can reasonably be expected to have, a Material Adverse Effect on the Company's operations as presently conducted. Any and all long term obligations and liabilities of the Company as of the date hereof are set forth on Schedule 2.27 hereto.

        Section 2.28 Disclosure. Neither this Agreement nor any of the attachments, Schedules, Exhibits, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.

        Section 2.29 Consents and Authorizations. The Seller, at its sole cost (and without reducing the Company's cash on hand below $80,000), shall obtain all necessary consents, approvals, permits, authorizations and waivers pertaining to the disposition of Cellular, including, without way of limitation, all ICC approvals, prior to effectuating such disposition.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Seller as follows:

        Section 3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Purchaser's charter and by-laws as presently in effect have been delivered to the Seller.

        Section 3.2 Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

        Section 3.3 No Violation. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to the charter or by-laws of the Purchaser, any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), any Order to which the Purchaser is subject or any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

        Section 3.4 Investment Intent. The Purchaser represents and warrants to the Seller that it is an "accredited investor," as such term is defined under Rule 501(a)(3) of the Securities Act of 1933, as amended, and that the Purchaser is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws.

                                   ARTICLE IV

                     COVENANTS OF THE SELLER AND THE COMPANY

        Subject to the provisions of Section 4.14 hereof, from and after December 31, 1997 until the Closing Date, the Seller and the Company agree that they shall have acted and shall act, or refrain from acting where so required, to comply (and in the case of the Seller, to cause the Company to comply) with the following (the term "Company" as used in this Article IV shall mean and include Cellular, Yates City Telephone Company and any and all of their Affiliates):

        Section 4.1   Regular Course of Business.

               (a) Generally. Except as otherwise specifically provided in this
Article IV, the Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all Contracts and commitments relating to capital expenditures as set forth on Schedule 2.22. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1997.

               (b) Compensation. The Company shall not hire any employee and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor.

               (c) Insurance. The Company shall maintain current its insurance policies with the coverage and in the amounts set forth in Schedule 2.24.

               (d) Claims. The Company shall promptly notify the Purchaser of any Claims that may be commenced against it, as well as of any threatened, suspected or expected Claims of which the Company or the Seller may be aware.

               (e) Supplement. From time to time prior to the Closing Date, the Seller shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

        Section 4.2 Amendments. No change or amendment shall be made to the charter or by-laws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its business.

        Section 4.3 Capital Changes. The Company shall not issue, sell, purchase or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The

Company shall not pledge or otherwise encumber any shares of its capital stock, nor shall the Company allow the transfer of any shares of its capital stock on its stock transfer ledger or other books and records.

        Section 4.4 Dividends. The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock to the extent that the amount of cash on hand on the date of Closing, following such distributions, would be less than $80,000.00.

        Section 4.5 Capital Expenditures. The Company shall not, without Purchaser's prior written consent, make any capital expenditures, or commitments with respect thereto. The Company shall not make or accept any loan or advance to or from any of its Affiliates or Affiliates of the Seller. Notwithstanding the foregoing, the Company shall be permitted hereunder to make capital expenditures to the extent that (i) such capital expenditures do not exceed $10,000 in the aggregate, and (ii) the Company continues thereafter to meet the cash on hand requirement set forth in Section 4.4 hereof.

        Section 4.6 Borrowing. The Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Financial Statements, except for amounts not to exceed ten thousand dollars ($10,000) in the ordinary course of business. Further, the Company shall not incur, assume or guarantee any indebtedness or obligation of Cellular or of any of its Affiliates or investments.

        Section 4.7 Property. The Company shall not sell, transfer, or dispose of any of its assets and properties, other than in the ordinary course of business or as otherwise expressly provided in this Article IV, or allow any of its assets and properties to become subject to a Lien.

        Section 4.8 Other Commitments. Except as set forth in this Agreement or permitted in writing by the Purchaser from and after the date hereof, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

        Section 4.9 Interim Financial Information. The Company shall supply the Purchaser with a copy of its internal monthly Unaudited Financial Statements within forty-five (45) days after the end of each month.

        Section 4.10 Consents and Authorizations. The Seller and the Company shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed in Schedules 2.3 and 2.26. The Seller and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date. All filing fees payable with respect to obtaining ICC or FCC approvals shall be borne solely by the Purchaser. All costs, fees and expenses payable with respect to the liquidation and dissolution of Cellular (and the transfer of its interest in the Illinois Independent RSA No. 3 General Partnership to Seller) shall be borne solely by the Seller. All other costs, fees and expenses payable with respect to obtaining such consents, waivers and authorizations as are otherwise required shall be divided and borne equally by the Purchaser and the Seller.

        Section 4.11 Access. Each of the Seller and the Company shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser or its lender shall from time to time reasonably request.

        Section 4.12 Notice of Transfer. Each of the Seller and the Company shall cooperate in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

        Section 4.13 Payment of Stamp Tax. All transfer (including any real estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Seller and the Purchaser when due (except for Taxes arising from the disposition by the Company of the assets of or its interest in Cellular, which shall be paid as provided in
Section 2.16 hereof) and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

        Section 4.14 Disclosure. To the extent the Company shall have taken any actions contrary to any of the covenants set forth in this Article IV, from and after December 31, 1997 and prior to the date hereof, such actions are set forth on Schedule 4.14 hereto. From and after the date hereof, the Company shall not take any actions contrary to any of the covenants set forth in this Article IV without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

        Section 4.15 Transfer of Notes Receivable. On or prior to the Closing Date the Company shall transfer to Seller, in the form of a dividend, any and all amounts owing to the Company or Cellular from Geneseo Telephone Company ("GTC") and Geneseo Communications, Inc. ("GCI"), including, without way of limitation, those notes of GTC dated November 30, 1997 and of GCI dated December 11, 1997 in the original principal amounts of $60,000 and $150,000, respectively.

        Section 4.16 Payment of RTFC Indebtedness. On or prior to the Closing Date the Company shall pay any and all outstanding balances of indebtedness to the Rural Telephone Finance Cooperative ("RTFC"), including without way of limitation, that note dated September 24, 1992 in the original principal amount of $333,333 ("the RTFC Note"), without incurring any additional indebtedness or without imposition of any liens and still leaving at least $80,000 in cash on hand in the Company and shall cause any and all Liens existing with respect thereto to be cancelled of record, with evidence thereof to be provided to Purchaser prior to the Closing Date.

        Section 4.17 Liquidation and Dissolution of Yates City Cellular, Inc. On or prior to the Closing Date the Company shall have transferred the partnership interest in the Illinois Independent RSA No. 3 General Partnership owned by Cellular to Seller and shall have completed the liquidation and dissolution of Cellular in compliance with all applicable Contracts and Regulations, and shall have provided the Purchaser with written evidence thereof with respect to such liquidation and dissolution. Any and all Taxes, liabilities, expenses, fees, charges and costs of any kind arising in connection with or as a result of such transfer, liquidation and dissolution shall be paid by, or with funds provided by, the Seller or a third party (other than the Company), it being the intent and agreement of the parties that the Company shall not pay or be liable in any way for any such amounts out of its own assets. The Seller, at its sole cost (and without reducing the Company's cash on hand below $80,000), shall obtain all necessary consents, approvals, permits, authorizations and waivers pertaining to the transfer, liquidation and dissolution, including, without way of limitation, all ICC and FCC approvals, if any, prior to effectuating such transfer, liquidation and dissolution.

        Section 4.18 Cooperation with Purchaser. Each of the Seller and the Company shall cooperate with Purchaser as shall be necessary for Purchaser to consummate this transaction and to obtain financing therefor, including giving access to the Company's properties and business records as shall be necessary for Purchaser to, among other things, obtain surveys of the real property, a title commitment with respect to the real property and/or environmental assessments.

        Section 4.19 Sale of Seller/Survival of Agreement. In the event of a sale or transfer of all or substantially all of the assets of Seller prior to Closing or prior to the expiration of the Indemnification Period, any such sale shall be conditioned on the express assumption by the buyer or transferee of this Agreement and any and all obligations of the Seller hereunder, including, without way of limitation, the Seller's indemnification obligations as set forth in Article XI hereof, through the execution of such documents as the Purchaser's counsel shall deem necessary, in its sole discretion, to effectuate such assumption. The provisions of this Section 4.19 shall survive until the expiration of the Indemnification Period.

                                    ARTICLE V

                           COVENANTS OF THE PURCHASER

        Section 5.1 Consents and Authorizations. The Purchaser shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed in Schedule 3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

        Section 5.2 Cooperation with Seller. The Purchaser shall cooperate with each of the Seller and the Company as shall be necessary for the Seller and the Company to consummate this transaction.

                                   ARTICLE VI

                                OTHER AGREEMENTS

        The parties hereto further agree as follows:

        Section 6.1 Agreement to Defend. In the event any claim of the nature specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

        Section 6.2 Further Assurances. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts,
(b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits,
(c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

        Section 6.3 Consents. Without limiting the generality of Section 6.2, except as otherwise expressly provided herein, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

        Section 6.4 No Solicitation or Negotiation. Unless and until this Agreement is terminated, neither the Seller nor the Company shall initiate or solicit, and each shall use best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        Section 6.5 No Termination of the Obligations by Subsequent Dissolution. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of law, Regulations or otherwise.

        Section 6.6 Public Announcements. Prior to the Closing Date, no party hereto nor any Affiliate, representative or shareholder of such party shall disclose any of the terms of this Agreement to any third party without the prior written consent of the other parties hereto, except (i) as required to obtain the consents, waivers and authorizations listed in Schedules 2.3, 2.26 and 3.3,
(ii) in connection with the Purchaser's financing of the transactions contemplated hereby, (iii) as required by applicable law, and (iv) in connection with any securities law filing. Subject to the foregoing sentence, prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Seller and the Purchaser, which approval shall not be unreasonably withheld.

        Section 6.7   Records and Information.

               (a) Retention of Records. Except as otherwise required by Regulation or agreed to in writing, each of the Seller and the Purchaser shall retain, and shall cause its Affiliates to retain, for a period of at least four
(4) years, or the period required by applicable Regulation, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") relating to the Company.

               (b) Access to Information. From and after the Closing Date, the Seller shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Seller's possession relating to the Company, insofar as such access is reasonably required by the Purchaser. Similarly, the Purchaser shall afford to the Seller and its authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company or its business as conducted prior to the Closing Date, insofar as such access is reasonably required by the Seller.

               (c) Provisions of Corporate Records. The Seller shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Seller's cost to the Purchaser of the corporate records in the Seller's possession relating to the Company, and of all Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of any of the Purchaser or the Company or (ii) it is necessary or appropriate for the Seller to retain such records for use in preparation of Tax Returns under the provisions hereof. The Seller may make and retain copies of all or any such records or documents at their expense.

               (d) Witnesses. At all times from and after the Closing Date, each of the Seller and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; provided, however, that a party producing such witnesses shall be entitled to receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

        Section 6.8   Insurance Policies and Claims Administration.

               (a) Insurance Coverage Prior to the Closing Date. Seller shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. The Purchaser will, if requested by the Seller, assist the Seller in performing this obligation, at no cost to the Seller. If any claim is asserted against the Company relating to periods prior to the Closing Date, Seller shall, if requested by the Purchaser, promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier, and the Purchaser shall, and shall cause the Company to, provide reasonable cooperation and assistance to Seller in asserting and pursuing such coverage. In particular, the Purchaser shall, upon request by Seller, cause the Company to file all necessary claims and take all such other action as may reasonably be requested by

Seller to pursue such coverage. As between Seller, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent the Seller has previously provided indemnification therefor to the Purchaser or the Company under this Agreement. If the Purchaser shall pursue coverage and payment for any claim relating to periods prior to the Closing Date on behalf of the Company, then Seller shall provide reasonable cooperation and assistance to the Company and the Purchaser.

               (b) Insurance Coverage After the Closing Date. Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date; provided, however, the Purchaser shall, if it so desires, continue the Company's policies in place as at the Closing Date and the Seller shall be obligated to obtain new insurance policies on any of the operations and assets distributed to any of them as Excluded Assets as provided herein.

        Section 6.9   Other Tax Matters.

               (a) Tax Returns. The Purchaser, the Seller, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports pertaining to the tax years ending with or before the tax year in which the Closing occurs, and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all such Tax Returns and reports. Within ten (10) days following the Closing, the Seller shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Seller or the Company and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Seller shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

        The parties hereto agree that the Seller shall prepare, and pay (or have fully reserved for) all Taxes as shown on the Tax Returns so prepared for the Company for the periods ending on or before the Closing Date and for all Taxes arising as a result of the transactions contemplated by this Agreement. Upon mutual agreement between the Seller and the Purchaser, the Company may prepare any such required Tax Returns. Purchaser shall prepare, and pay all Taxes as shown on the

Tax Returns prepared for the Company for the periods ending after the Closing Date.

               (b) Information. The Purchaser and the Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Seller shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company.

        Section 6.10 Noncompetition. The Seller, Cellular and their Affiliates shall enter into a Noncompetition Agreement with the Purchaser and the Company, in the form attached hereto as Exhibit 6.10 (the "Noncompetition Agreement").

                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

        Section 7.1 Representations and Warranties. The representations and warranties of the Seller and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date, including, without way of limitation, those set forth in Article IV and those set forth in Article VI hereof. The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given. The Seller shall deliver to the Purchaser all of the certificates, stock powers and other documentation referenced in Section 9.2 hereof, evidencing the transfer to the Purchaser of clear title to all of the

Shares at the Closing, all in form and substance satisfactory to the Purchaser and its counsel.

        Section 7.2 Consents and Approvals. The Seller, the Company and the Purchaser shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits and other authorizations specified in Schedules 2.3, 2.26 and
3.3 hereto and, to the extent not listed in Schedules 2.3, 2.26 and 3.3 hereto, required by all applicable Regulations, Orders and Contracts binding on any of the Seller, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date.

        Section 7.3 No Material Adverse Change. There shall have been no Material Adverse Change in the business, properties, Financial Statements, Unaudited Financial Statements, Schedules to this Agreement, business prospects, condition (financial or otherwise) or results of operations of the Company since December 31, 1997 through the Closing Date. The Purchaser shall have received a certificate, dated the Closing Date, from the Seller, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

        Section 7.4 No Proceeding or Litigation. No Order or Regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

        Section 7.5 Secretary's Certificate. The Purchaser shall have received a certificate, signed by the Secretary of the Company dated the Closing Date, as to the charter and by-laws of the Company and the resolutions adopted by the shareholders and directors of Seller and the Company in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

        Section 7.6 Certificates of Good Standing. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of the Seller and Company in the State of Illinois, effective as of a date not more than fifteen (15) days prior to the Closing Date.

        Section 7.7 Opinion of Seller's Counsel. Seller shall deliver at Closing an opinion of counsel to the Seller addressed to Purchaser and Purchaser's lender in substantially the form attached hereto as Exhibit 7.7.

        Section 7.8 Resignations. The Seller shall have caused all employees, directors and officers of the Company and Cellular to have resigned.

        Section 7.9 Other Documents. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Seller, or the Company's officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement, including the transfer, liquidation and dissolution described in
Section 4.17 hereof.

        Section 7.10 Liens. The Seller shall have removed all Liens on the Shares and/or on the assets and properties of the Company, including those of RTFC referred to in Section 4.16 hereof, other than Permitted Liens.

        Section 7.11 Delivery of Minute Books. The Seller shall deliver at Closing all original minute books, corporate seals and stock transfer records of the Company.

        Section 7.12 Delivery of Financial Statements. The Seller shall have delivered to the Purchaser as soon as possible after the date hereof Tax Returns with respect to the 1997 fiscal year for the Company and Cellular. Further, the Seller shall deliver Unaudited Financial Statements to the Purchaser on a monthly basis from and after the date hereof as soon as such Unaudited Financial Statements shall have been prepared as provided in Section 4.9 hereof.

        Section 7.13 Cash on Hand. The Seller shall have provided evidence to the Purchaser that the Company has a minimum of Eighty Thousand and No/100 Dollars ($80,000.00), or such other amount as the Seller and the Purchaser mutually agree upon, in cash on hand (or in another form of readily available funds) as of the Closing Date without having incurred a corresponding increase in the Company's liabilities, and without disposing of any of the Company's Assets other than in the ordinary course of business as otherwise expressly allowed herein.

        Section 7.14 Due Diligence. The Purchaser shall be satisfied, in its sole discretion, with its due diligence examination of the Company, which the parties shall use their best efforts to complete at least three (3) weeks prior to Closing.

        Section 7.15 Purchase of Long Distance Assets. Simul- taneously with the Closing, Celebrate Communications, L.L.C., an affiliate of the Seller ("Celebrate"), shall sell to C-R Long Distance, Inc., an affiliate of the Purchaser ("C-R"), all of Celebrate's right, title and interest in and to the "Yates City Long Distance" assumed name and Celebrate's customer base of long distance customers located within the Yates City, Illinois exchange, all as more particularly set forth in that certain Agreement of even date herewith between C-R and Celebrate, the form of which is attached hereto as
Exhibit 7.15.

                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                                  OF THE SELLER

        The obligations of the Seller under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by
Seller:

        Section 8.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date, including, without way of limitation, those set forth in Article V and those set forth in Article VI hereof. An officer of the Purchaser in his capacity as such shall have delivered to the Seller a certificate, dated the Closing Date, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given.

        Section 8.2 Consents and Approvals. The Purchaser, the Seller and the Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits and other authorizations, specified in Schedules 2.3, 2.26 and
3.3 hereto and, to the extent not listed in Schedules 2.3, 2.26 and 3.3 hereto, required by all applicable Regulations, Orders and Contracts binding on the Purchaser, the Seller or the Company or any of their respective properties and assets with respect to the execution, delivery and performance of this Agreement.

        Section 8.3 No Proceeding or Litigation. No Order or Regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

        Section 8.4 Secretary's Certificate. The Seller shall have received a certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and by-laws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Seller.

        Section 8.5 Opinion of Purchaser's Counsel. Purchaser shall deliver at Closing an opinion of counsel to Purchaser addressed to Seller in substantially the form attached hereto as Exhibit 8.5.

                                   ARTICLE IX

                                     CLOSING

        Section 9.1 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before November 30, 1999 (or on such date either before or after November 30, 1999 as the parties hereto shall mutually agree, which shall be on the first (1st) day of the month which is at least ten (10) days after receipt of all ICC and other approvals required as a precondition to Closing) (the "Closing Date") at such location mutually agreed upon by Purchaser and Seller; provided, that the Closing shall occur as soon as practicable after the satisfaction of the conditions contained in Articles VII and VIII hereof.

        Section 9.2 Closing Date Payment and Receipt of Shares. On the Closing Date, (i) the Seller will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to the Purchaser stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) the Purchaser shall, by wire transfer of same-day funds, deposit in an escrow account the amount of One Hundred Fifty Thousand Dollars ($150,000), all as provided in Section 11.2 hereof; (iii) the Purchaser shall, by wire transfer of same-day funds, pay to the Seller the amount of the Purchase Price for all of the Shares, less the Escrow Funds; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at or prior to the Closing.

                                    ARTICLE X

                                   TERMINATION

        Section 10.1 Methods of Termination. This Agreement and the transactions herein contemplated may be terminated at any time:

               (a) Mutual Consent. By mutual written consent of the Purchaser and the Seller.

               (b) Seller's Failure to Perform. By the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Purchaser has notified the Seller in writing thereof) or if either the Seller or the Company is otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Purchaser has notified the Seller in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that either the Seller or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV, VI or VII hereof, and Company or the Seller is unable to demonstrate to the Purchaser's satisfaction, within ten (10) days after receiving written notice thereof, its ability to satisfy such representation, warranty, covenant or agreement.

               (c) Purchaser's Failure to Perform. By the Seller if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Seller has notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Seller has notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Seller (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V, VI or VIII hereof, and the Purchaser is unable to demonstrate to the Seller's or the Company's satisfaction, within ten (10) days after receiving written notice thereof, its ability to satisfy such representation, warranty, covenant or agreement.

               (d) Failure to Close by November 30, 1999. By either party in the event the Closing has not occurred by November 30, 1999, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement.

               (e) Material Adverse Change. By the Purchaser if a Material Adverse Change shall be shown (in the sole discretion of

Purchaser) in any of the Unaudited Financial Statements delivered after the date hereof and written notice thereof and of termination of this Agreement shall have been given by the Purchaser within thirty (30) business days of the Purchaser's receipt of such Unaudited Financial Statements, which Material Adverse Change is not corrected by Seller or the Company to the Purchaser's satisfaction within ten (10) days after Seller and the Company shall have received written notice thereof from the Purchaser.

               (f) Remedies. In the event of any failure to perform as described in this Section 10.1, the nonbreaching party shall have such remedies for breach of contract as are allowed by law or at equity, including the right to seek injunctive relief, in addition to or in substitution of the right of termination, and shall additionally be entitled to recover all costs, including attorneys' fees, incurred with respect to any such breach.

        Section 10.2 Procedure Upon Termination. If this Agreement is terminated as provided herein:

               (a) Return of Records. Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

               (b) Confidentiality. All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used by such party, or disclosed to third parties.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

        Section 11.1 Survival; Limitations. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made prior to the end of, the period ending on the later of (i) the first anniversary of the Closing Date, or (ii) May 31, 2000 (the "Indemnification Period"); provided, however, that with respect to any income tax liability of the Company attributable to any activities or transactions of the Company occurring on or prior to the Closing Date and attributable to Cellular either before or after the Closing Date, the agreement of the Seller to indemnify Purchaser and its Affiliates shall survive and the Indemnification Period shall continue until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations prescribed by Section 6501 of the IRC.

        Section 11.2 Escrow of Liquid Assets. One Hundred Fifty Thousand Dollars ($150,000) of the Purchase Price otherwise payable to Seller (the "Escrow Funds") shall be maintained in an escrow account (the "Escrow Account"), in Geneseo, Illinois, at Central Trust and Savings Bank, pursuant to the terms and provisions of an Escrow Agreement to be executed at Closing substantially in the form attached hereto as Exhibit 11.2 (the "Escrow Agreement"). In addition to seeking indemnification directly from the Seller under the provisions of Section
11.3 hereof, the Purchaser may make a claim from the Escrow Account for payment of any indemnity payment due under Section 11.3 in the manner provided in the Escrow Agreement.

        Section 11.3 Indemnification by the Seller. After the Closing Date, subject to the limitations set forth in Section 11.1, the Purchaser and its Affiliates (including, without limitation, the Company) and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Seller, its successors and assigns, against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

               (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Seller or the Company, or nonfulfillment of any obligation on the part of the Company (to be performed prior to the Closing) (including, without way of limitation, the Company's obligation to pay in full the RTFC Note on or prior to the Closing) or the Seller under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial

Statement, Unaudited Financial Statement, or instrument delivered by or on behalf of the Seller or the Company hereunder.

               (b) Taxes. All Taxes of the Seller, of the Company, or of any of their Affiliates or investments attributable to any period beginning or ending prior to or on the Closing Date and all Taxes of Cellular for any period ending either before or after the Closing Date.

               (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company prior to the Closing Date or any Claim relating to the Excluded Liabilities either prior to or after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to or on the Closing Date, including all Claims with respect to the RTFC Note.

               (d) Claims Relating to Cellular. Any and all Claims in any way relating to or arising out of the ownership, business or operations of Cellular, whether arising or made before or after the Closing Date, specifically including, without way of limitation, Taxes and other Claims arising in connection with the transfer of Cellular's general partnership interest in the Illinois Independent RSA No. 3 General Partnership or the liquidation and dissolution of Cellular.

               (e) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

        Section 11.4 Indemnification by the Purchaser. After the Closing, subject to the limitations set forth in Section 11.1, the Seller and its Affiliates and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

               (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

               (b) Taxes. All Taxes of the Purchaser or of the Company (other than Cellular) attributable to any period or part thereof which begins after the Closing Date.

               (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company (other than Cellular) after the Closing Date.

               (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

        Section 11.5  Third Party Claims.

               (a) Generally. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.5(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Fifty Thousand Dollars ($50,000); provided, that the Indemnitee and counsel to the Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of Section 11.5(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall immediately pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.5(b) hereof, in connection with such obligation or liability subject to this Article
XI. In the alternative, in the event the Purchaser or any of its Affiliates is the Indemnitee, and in the event there are Escrow Funds remaining in the Escrow Account at such time, the Indemnitor and the Indemnitee shall jointly instruct the Escrow Agent, in writing, to make such payment and reimbursement from and out of the Escrow Account. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.5(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.5(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

            (b) Counsel. An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim and the Indemnitor has agreed in writing to pay such fees and expenses, or
(ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one additional counsel for the Indemnitee shall be borne by the Indemnitor.

        Section 11.6  Other Claims.

               (a) In the event an Indemnitee should have a claim under this
Article XI against an Indemnitor that does not involve a third party Claim, the Indemnitee shall promptly give notice (the "Indemnitee

Notice") and the details thereof, including copies of all relevant information and documents, to the Indemnitor within a period of thirty (30) days following the discovery of the claim by the Indemnitee (the "Claim Notice Period"). The failure by any Indemnitee to give the Indemnitee Notice within the Claim Notice Period shall not impair the Indemnitee's rights hereunder except to the extent that the Indemnitor demonstrates that it has been prejudiced thereby. The Indemnitor will notify the Indemnitee within a period of thirty (30) days after the receipt of the Indemnitee Notice by the Indemnitor (the "Indemnity Response Period") whether the Indemnitor disputes its liability to the Indemnitee under this Article XI with respect to such Claim. If the Indemnitor notifies the Indemnitee that it does not dispute the Claim described in such Indemnitee Notice or fails to notify the Indemnitee within the Indemnity Response Period whether the Indemnitor disputes the claim described in such Indemnitee Notice, the actual damages as finally determined will be conclusively deemed to be a liability of the Indemnitor under this Article XI and the Indemnitor shall pay the amount of such damages to the Indemnitee on demand or give prompt written notice to the Escrow Agent to pay such amount from and out of the Escrow Funds. If the Indemnitor notifies the Indemnitee within the Indemnity Response Period that the Indemnitor disputes its liability with respect to such Claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice or such longer period as may be agreed to by the parties in writing, such dispute shall be resolved by arbitration in accordance with Section 11.6(b) hereof.

               (b) Any dispute required to be submitted to arbitration pursuant to this Section 11.6(b) shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules of Arbitration") then in effect by the decision of three
(3) arbitrators (the "Board of Arbitration") selected in accordance with the Rules of Arbitration. The Board of Arbitration shall meet in Cincinnati, Ohio (or, provided that such arbitration occurs between 9:00 and 11:00 a.m. on a cloudless Tuesday in April when the temperature is between 62 and 71 degrees Fahrenheit, on the back nine at Quail Hollow Golf Course in Charlotte, North Carolina) and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to and stating the amount, if any, which the Indemnitor is required to pay to the Indemnitee in respect of the claim made by the Indemnitee. The decision of the Board of Arbitration shall be rendered as soon as practical following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnitee and the Indemnitor and, to the extent the

Escrow Account is still in existence, to the Escrow Agent. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Indemnitee and the Indemnitor and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

               The parties hereto hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any local, state or federal court located in the States of Illinois and/or North Carolina for the purpose of enforcing the decision or award of the Board of Arbitration or otherwise. The parties hereto agree that all service of process shall be made on any such party by personal delivery or by registered or certified mail, return receipt requested, addressed to the appropriate party at the address for such party set forth in this Agreement.

               All fees, costs and expenses of the prevailing party in any arbitration, including, but not limited to, attorneys' fees, shall be awarded and paid as determined by the Board of Arbitration. Each and every arbitration proceeding commenced pursuant to this Section 11.6(b) shall be consolidated with any arbitration proceedings simultaneously or previously commenced (but not concluded) under this Section 11.6(b).

        Section 11.7  Continued Liability for Indemnity Claims.

               The liability of any Indemnitor hereunder with respect to claims hereunder shall continue for so long as any claims for indemnification may be made hereunder pursuant to this Article XI and, with respect to any such indemnification claims duly and timely made, thereafter until the Indemnitor's liability therefore is finally determined and satisfied.

        Section 11.8 Exclusive Remedy. The parties hereby expressly agree that the indemnification to be provided under and pursuant to Article XI shall be the sole and exclusive remedy for any and all Claims by either party against the other for matters arising under this Agreement.

        Section 11.9 Benefit of Prior Agreement. Notwithstanding the foregoing, the parties hereto agree that in addition to the Seller's obligations under the indemnification provisions of this Article XI, and in the event of a breach with respect to which the provisions discussed below shall apply, the Seller shall take such actions as are reasonably necessary to provide the Purchaser with the benefit of the indemnification provisions granted in favor of the Seller under the provisions of (i) Section 9 of that certain Stock Purchase Agreement as dated January 17, 1995, by and between Darvin C. Prouty, Rose Prouty, the Company and the Seller (the "Prior Stock Purchase Agreement"), and/or (ii) that certain Affidavit with Agreement of Indemnity as dated July 7, 1995 by Darvin C. Prouty in favor of the Seller (the "Indemnity Agreement"), in the event of a default by Darvin C. Prouty thereunder or the occurrence of an event which would entitle the Seller to a claim for indemnity thereunder. Such actions shall include, by way of example and not limitation, assigning the Seller's rights under the Prior Stock Purchase Agreement and/or the Indemnity Agreement to the Purchaser, or, to the extent such rights are not assigned or assignable, pursuing indemnification thereunder at the request of and on behalf of the Purchaser with respect to any indemnifiable claim under the Prior Stock Purchase Agreement and/or the Indemnity Agreement. All fees, costs and expenses incurred in connection with such actions by the Seller shall be divided equally between the Seller and the Company. Notwithstanding anything in this Agreement to the contrary, the Seller's obligations under this Section 11.9 shall continue for the duration of the period during which the Seller would be entitled to pursue such indemnification claims under the Prior Stock Purchase Agreement and/or the Indemnity Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

        Section 12.1 Amendment and Modification. Subject to applicable Regulations, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

        Section 12.2 Waiver. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

        Section 12.3  Certain Definitions.

        "Affiliate" shall mean, with regard to any Person, any Person which, directly or indirectly controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. Notwithstanding the foregoing, with respect to the Company, the above definition shall apply only with respect to Sections 2.12(a)(iv) and 2.23 of this Agreement, and the term "Affiliate" shall otherwise be limited, as such term applies to the Company, to mean and include only the Seller, Cellular, and Cambridge Telecom, Inc.

        "Agreement" shall have the meaning ascribed to such term in the preamble hereof.

        "Authority" shall mean any governmental authority, including, without limitation, the FCC and the ICC and the municipality of Yates City, Illinois, and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether federal, state, local or foreign.

        "Business Day" shall mean any day that is not a Saturday or Sunday and that in Yates City, Illinois or Charlotte, North Carolina is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

        "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

        "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

        "Claim" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, or otherwise, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

        "Closing" shall have the meaning ascribed to such term in Section 9.1 hereof.

        "Closing Date" shall have the meaning ascribed to such term in Section
9.1 hereof.

        "Company" shall have the meaning ascribed to such term in the preamble hereof, but with respect to all representations, warranties, covenants and agreements contained herein or in any Exhibit or Schedule hereto shall mean Yates City Telephone Company, Yates City Cellular, Inc. and their respective Affiliates.

        "Contract" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

        "Environmental Law" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "superlien" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

        "Environmental Permit" shall mean a Permit relating to or required by any Environmental Law.

        "ERISA" shall have the meaning ascribed to such term in Section 2.19 hereof.

        "ERISA Plans" shall have the meaning ascribed to such term in Section
2.19 hereof.

        "Escrow Account" shall have the meaning ascribed to such term in Section
11.2 hereof.

        "Escrow Agreement" shall have the meaning ascribed to such term in
Section 11.2 hereof.

        "Escrow Funds" shall have the meaning ascribed to such term in Section
11.2 hereof.

        "Exchange" shall have the meaning ascribed to such term in the recitals hereof.

        "Excluded Assets" shall have the meaning ascribed to such term in
Section 1.3 hereof.

        "Excluded Liabilities" shall have the meaning ascribed to such term in
Section 1.3 hereof.

        "FCC" shall mean the Federal Communications Commission.

        "Financial Statements" shall have the meaning ascribed to such term in
Section 2.9(a) hereof.

        "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof and/or at the Closing Date.

        "Hazardous Materials" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

        "ICC" shall mean the Commerce Commission of the State of Illinois.

        "Improvements" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

        "Indemnitee" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

        "Indemnitor" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

        "IRC" or the "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "IRS" means the Internal Revenue Service.

        "Lien" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

        "Material Adverse Change" shall mean any developments or changes which would have a Material Adverse Effect.

        "Material Adverse Effect" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of such Person's business, business prospects, properties, assets, condition (financial or otherwise) or results of operations.

        "Noncompetition Agreement" shall have the meaning ascribed to such term in Section 6.10 hereof.

        "Order" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

        "PCB" shall mean polychlorinated biphenyls.

        "Permits" shall have the meaning ascribed to such term in Section 2.26 hereof.

        "Permitted Liens" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets, and (iii) Liens specified in the footnotes to the Financial Statements, with the exception of such Liens as pertain to the RTFC Note.

        "Person" shall mean any corporation, partnership, joint venture, organization, entity, Authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

        "Pension Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

        "Proprietary Rights" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

        "Purchase Price" shall have the meaning ascribed to such term in Section
1.2 hereof.

        "Purchaser" shall have the meaning ascribed to such term in the preamble hereof.

        "Regulation" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

        "Release" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

        "Seller" shall have the meaning ascribed to such term in the preamble hereof.

        "Shares" shall have the meaning ascribed to such term in the recitals hereof.

        "Tax Returns" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

        "Tax" or "Taxes" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing Authority, federal, state, local or foreign.

        "Unaudited Financial Statements" shall have the meaning ascribed to such term in Section 2.9(a) hereof.

        "Welfare Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

        Section 12.4 Notices. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.

    Notices to Purchaser:                                With a Copy to:
    --------------------                                 --------------

MJD Services Corp.                                Underwood Kinsey Warren &
521 East Morehead Street                            Tucker, P.A.
Suite 250                                         201 S. College Street,
Charlotte, NC  28202                              Suite 2020
ATTN:  Eugene B. Johnson,                         Charlotte, NC  28244-2020
   Vice Chairman and                              ATTN:  Shirley J. Linn, Esq.
   Executive Vice President                       (704) 333-1200  (Phone
(704) 344-8150  (Phone)                           (704) 377-9630  (Fax)
(704) 344-8121  (Fax)





    Notices to Seller and,                                With a Copy to:
       to the Company
    ----------------------                                ---------------

Mr. Alan C. Anderson                              Meyer, Capel, Hirschfeld,
c/o Geneseo Communications, Inc.                    Muncy, Jahn & Aldeen, P.C.
111 East First Street                             Burnham Athenaeum Building
Geneseo, IL  61254                                306 West Church Street
(309) 944-2103  (Phone)                           Post Office Box 6750
(309) 944-4406  (Fax)                             Champaign, IL  61826-6750
                                                  ATTN:  Tracy J. Nugent, Esq.
                                                  (217) 352-1800 X-136  (Phone)
                                                  (217) 352-1083        (Fax)

        Section 12.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that the Purchaser may, without the prior written consent of the Seller or any other party hereto, assign its rights and obligations hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an Affiliate of the Purchaser, including but not limited to MJD Communications, Inc.,

MJD Ventures, Inc. or MJD Holdings Corp., or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby (provided, however, that neither the Seller nor the Company shall have the duty or obligation to communicate with, negotiate with or respond to the Purchaser's lender, other than such general duties of cooperation with the Purchaser, its agents and representatives as otherwise exist herein and hereunder).

        Section 12.6 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without regard to its principles of conflict of laws.

        Section 12.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 12.8 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 12.9 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

        Section 12.10 No Benefit. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

        Section 12.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

        Section 12.12 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 12.13 Expenses. Each of the parties hereto shall bear its own expenses, including, without limitation, legal fees, taxes and expenses, with respect to this Agreement and the transactions contemplated hereby (which, with respect to such expenses incurred by or on behalf of the Seller or the Company, shall be paid by the Seller and not by the Company); provided, however, that in the event a breach of Section 6.4 hereof occurs and the transactions contemplated hereby are not consummated, the Seller shall pay to the Purchaser the Purchaser's out-of-pocket fees, including, without limitation, legal fees and expenses, incurred in connection with the transactions contemplated hereby.

        Section 12.14 Time of the Essence. Time is strictly of the essence with respect to the provisions of this Agreement.

        Section 12.15 Injunctive Relief. The parties hereby agree that any remedy at law for any breach of the provisions of this Agreement shall be inadequate and that the nonbreaching party shall be entitled to injunctive relief in addition to any other remedy which such nonbreaching party might have at law or in equity.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            MJD SERVICES CORP.



                                             /s/ Michael J. Stein
                                            ---------------------
                                            By:    Michael J. Stein
                                            Title: Vice President



                                            CAMBRIDGE TELEPHONE COMPANY



                                             /s/ Alan C. Anderson
                                            ---------------------
                                            By:     Alan C. Anderson
                                            Title:  General Manager




                                            YATES CITY TELEPHONE COMPANY



                                             /s/ Alan C. Anderson
                                            ---------------------
                                            By:     Alan C. Anderson
                                            Title:  General Manager

                                  Exhibit 6.10

                            Noncompetition Agreement

                            NONCOMPETITION AGREEMENT




        THIS NONCOMPETITION AGREEMENT (the "Agreement") is made effective as of the 1st day of September, 1999 (the "Effective Date"), by and between CAMBRIDGE TELEPHONE COMPANY, an Illinois corporation ("Cambridge"), YATES CITY TELEPHONE COMPANY, an Illinois corporation (the "Company") and MJD SERVICES CORP., a Delaware corporation ("MJD").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Cambridge, the Company and MJD dated as of January 12, 1999 (the "Purchase Agreement"), MJD is purchasing all of the outstanding capital stock of the Company from Cambridge; and

        WHEREAS, Cambridge is the sole shareholder of the Company, and Cambridge's knowledge of and contacts within the Company's relevant trade area are such that MJD is unwilling to enter into the Purchase Agreement in the absence of Cambridge's agreement to the covenants set forth herein.

        NOW, THEREFORE, in consideration of and as an inducement to MJD's entering into the Purchase Agreement and the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cambridge hereby undertakes and agrees as follows:

        1. Cambridge will not, without the prior clear and affirmative advance written approval of the Company and MJD, directly or indirectly engage, or attempt to engage, in any of the "Restricted Activities" with respect to the "Restricted Businesses" within the "Restricted Territory" during the "Restricted Period." The terms "Restricted Activities," "Restricted Businesses," "Restricted Territory" and "Restricted Period" are defined in Paragraphs 1(a) through 1(d) below.

                (a) Restricted Activities. The term "Restricted Activities" shall mean direct or indirect participation by Cambridge or an Affiliate of Cambridge in the formation, ownership, control, management or operation, in whole or in part, of any entity which engages in one or more of the "Restricted Businesses" within the "Restricted Territory"; and/or advising, providing consulting services to, or otherwise assisting such entity in the analysis or development of business opportunities and/or the solicitation of customers with respect to one or more of the "Restricted Businesses" within the "Restricted Territory."

               (b) Restricted Businesses. The term "Restricted Businesses" shall encompass the offering, marketing, sale or provision of any telecommunications, enhanced or information service within the Restricted Territory to any existing or future customer of the Company. The prohibited telecommunications, enhanced or information services include the following named services (whether offered on a retail or wholesale basis, and whether provided on a facilities-based or resale basis), plus any existing or future service which becomes capable of substitution for one or more of the named services during the Restricted
        Period:

                      (1) Wireline local exchange and exchange access services;

                      (2) Wireless local loop and access services;

                      (3) Wireline or wireless Internet access services;

                      (4) Competitive local exchange carrier services;

                      (5) Interstate and intrastate toll services;

                      (6) Video conferencing and conference calling services;

                      (7) Voice and electronic mail services;

                      (8) Facsimile and data services;

                      (9) Directory and operator assistance services;

                      (10) Prepaid calling cards and other prepaid
                  telecommunications and information services;

                      (11) Customer premises equipment and inside wiring
                  maintenance services; and

                      (12) Wireless mobility services (including analog and
                  digital cellular, SMR, satellite and paging services). Notwithstanding the foregoing, the services restricted under this subparagraph 1(b)(12) shall not include the provision of PCS services by Cambridge or any Affiliate, including, without limitation, Illinois PCS, L.L.C.

                  For purposes of this Agreement, any Person shall be deemed an existing or future customer of the Company if such Person has a business or residence located within the Restricted Territory.

                (c) Restricted Territory. The term "Restricted Territory" shall include any and all locations which as of the Effective Date are within the Yates City, Illinois exchange area, as defined by the Illinois Commerce Commission.

                (d) Restricted Period. The term "Restricted Period" shall be a period of five (5) consecutive years, commencing with the Effective Date.

                (e) Affiliate. The term "Affiliate" shall mean, with regard to any Person, any Person which, directly or indirectly controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. Without limiting the foregoing, the parties to this Agreement expressly agree that each of the following shall be deemed an Affiliate of Cambridge for purposes of this Agreement:

                      (1)    Cambridge Telcom, Inc.;
                      (2)    Cambridge Telcom Service, Inc.;
                      (3)    Tri-Com General Partnership; and
                      (4)    Tri-Com Cable.

                (f) Person. The term "Person" shall mean any corporation, partnership, joint venture, organization, entity, authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

        2. Cambridge shall not, directly or indirectly, at any and all times hereafter, use, divulge or make available to any Person, any confidential information or any documents, files or other papers concerning the business of the Company, except for such disclosure which is consented to in writing in advance by MJD, or otherwise required by applicable law or regulations.

        3. Cambridge acknowledges that its agreement to the terms set forth herein is given in consideration of and as a material inducement to MJD's entering into the Purchase Agreement, that this Agreement is reasonable in scope, duration and area, is necessary for the preservation of the value of the stock being purchased by MJD pursuant to the Purchase Agreement, and that without Cambridge's agreement to the terms hereof MJD would be unwilling to enter into the Purchase Agreement or to consummate the transactions contemplated thereby.

        4. In the event of any material breach by Cambridge of any provision contained herein, the Restricted Period shall, to the extent permitted by law, be extended by any period of time during which (i) such breach continues, or
(ii) there is pending litigation in which MJD is seeking to enforce the terms of this Agreement. The parties agree that an immaterial breach shall not result in extension of the Restricted Period, and that for the purposes of this Paragraph 4, an immaterial breach shall be any breach or breaches that do not, cumulatively, aggregate in a loss to MJD in excess of $10,000.

        5. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement. In the event that any provision contained herein is held to be invalid, prohibited or unenforceable because of the scope, duration or area of its applicability or for other reasons, such provision shall be ineffective only to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof. No narrowed construction, court-modification or invalidation of any provision hereof shall affect the construction, legality, validity or enforceability of any other provision hereof.

        6. Cambridge acknowledges that the Company and MJD will be irreparably damaged if the provisions hereof are not specifically enforced, and agrees that the Company and MJD shall each be entitled to an injunction restraining any violation or attempted violation of this Agreement (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company or MJD may have.

        7. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina. This Agreement shall inure to the benefit of the Company and MJD and their successors and assigns. The terms hereof may not be modified or terminated except by a writing signed by the Company, MJD and Cambridge.

        8. Geneseo Telephone Company ("Geneseo"), Henry County Telephone Company ("Henry County") and Celebrate Communications, L.L.C. ("Celebrate"), in consideration of $1,000 paid to each, receipt of which is acknowledged, hereby agree to be bound by and abide by all of the provisions of this Agreement as fully and to the same extent as if each of them were executing this Agreement as "Cambridge," specifically including all restrictions that are thereby imposed on each of them and any "Affiliate" of each of them. For the purposes of this provision "Affiliates" shall include for Geneseo, the companies of Geneseo Communications, Inc., GenSoft Systems, Inc., and Geneseo Communications Services, Inc.; and for Henry County, the companies of Henry County Communications, Inc., and Henry County Communications Services, Inc., and for each such entity and for Celebrate, all other entities which meet the definition of "Affiliate" as provided in Paragraph 1(e) of this Agreement. Each of Geneseo, Henry County and Celebrate acknowledge that their obligations under this provision are viewed by MJD as a material part of the consideration for entering into this Agreement and the Purchase Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.

                                            CAMBRIDGE TELEPHONE COMPANY


                                            ---------------------------------
                                            By:______________________________
                                            Title:___________________________




                                            YATES CITY TELEPHONE COMPANY


                                            ________________________________
                                            By: Walter E. Leach, Jr.
                                            Its: Senior Vice President

                                            MJD SERVICES CORP.


                                            ---------------------------------
                                            By: Walter E. Leach, Jr.
                                            Title: Senior Vice President

        Geneseo Telephone Company, Henry County Telephone Company and Celebrate Communications, L.L.C. hereby join in this Agreement as parties for the express purposes set forth in Paragraph 8 hereof.

                                            GENESEO TELEPHONE COMPANY


                                            ---------------------------------
                                            By:______________________________
                                            Title:___________________________





                                            HENRY COUNTY TELEPHONE COMPANY


                                            ---------------------------------
                                            By:______________________________
                                            Title:___________________________





                                            CELEBRATE COMMUNICATIONS, L.L.C.


                                            ---------------------------------
                                            By:______________________________
                                            Title:___________________________

                                   Exhibit 7.7

                           Opinion of Seller's Counsel

                    [LETTERHEAD OF MEYER, CAPEL, HIRSCHFELD,
                           MUNCY, JAHN & ALDEEN, P.C.]





                               _____________, 1999




MJD Services Corp.
521 East Morehead Street
Suite 250
Charlotte, NC   28202

[Lender to be determined.]
--------------------------------
--------------------------------
--------------------------------

        Re:    Cambridge Telephone Company and Yates City Telephone Company

Ladies and Gentlemen:

        We have served as counsel to Yates City Telephone Company, its subsidiaries and affiliates (collectively the "Company"), each an Illinois corporation, in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated as of January 12, 1999 (the "Agreement"), among MJD Services Corp. ("MJD"), the Company and the sole shareholder of the Company, Cambridge Telephone Company ("Shareholder"), relating to the purchase of the shares of capital stock of Yates City Telephone Company (the "Shares") owned by the Shareholder. We have also served as counsel to the Shareholder in connection with the transactions contemplated by the Agreement. This opinion is delivered to you pursuant to Section 7.7 of the Agreement. All capitalized terms used herein have the meaning assigned to them in the Agreement except as otherwise provided herein.

        In connection with the opinions expressed below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other writings of the Company and the Shareholder, certificates of public officials or officers of the Company and the Shareholder, and

MJD Services Corp.
---------------------
_______________, 1999
Page 2




such other documents and writings as were deemed necessary or appropriate for the opinions hereinafter expressed.

        In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents and the legal capacity of all natural persons.

        Our opinions as hereinafter expressed are subject to the following qualifications:

        1. Our opinions are subject to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium and other similar laws;

        2. Our opinions are subject to limitations imposed by laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants and other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies;

        3. We express no opinion as to the creation or enforceability of security interests or as to the recoverability of attorneys' fees and legal expenses;

        4. We express no opinion as to the laws or the effect or applicability of the laws of any jurisdiction other than the laws of the State of Illinois;

        5. The opinions expressed herein are as of the date hereof, and we undertake no responsibility to advise you of changes occurring after the date of this letter.

MJD Services Corp.
---------------------
_______________, 1999
Page 3




        Based upon the foregoing and subject to further assumptions, limitations and qualifications set forth below, we are of the opinion that:

               (a) Each of the Shareholder and Yates City Telephone Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement.

               (b) The execution and delivery of the Agreement has been duly authorized and approved by the respective shareholders and boards of directors of the Company and of the Shareholder. The Agreement is a valid and binding obligation of the Company and the Shareholder, enforceable in accordance with its terms, subject to limitations and qualifications noted above. All persons who have executed this Agreement on behalf of the Company and Shareholder have been duly authorized to do so by all necessary action of the Company and the Shareholder.

               (c) The authorized capital stock of Yates City Telephone Company consists of five hundred (500) shares of $20.00 par value common stock, of which Two Hundred Fifty-Two (252) shares are issued and outstanding (the "Yates City Stock"). The Shareholder is the lawful owner of all of the issued and outstanding shares. Yates City Telephone Company has no other class of stock authorized or issued and outstanding. All of the issued and outstanding shares of the Yates City Stock are duly and validly issued and outstanding, are fully paid and nonassessable, were issued in compliance with all state and federal laws and are held by the Shareholder. The delivery by the Shareholder to Purchaser at Closing of certificates representing the Yates City Stock will pass good and marketable title to all of the Yates City Stock to Purchaser free and clear of all liens, encumbrances, claims, restrictions and equities of any kind, other than as disclosed on Schedule 2.7 of the Agreement. There are no outstanding warrants,

MJD Services Corp.
---------------------
_______________, 1999
Page 4




        options, rights, puts, calls or other commitments of any nature relating to the Yates City Stock, and there are no outstanding securities or debt obligations of the Company convertible into shares of capital stock of the Company. To our best knowledge, none of the issued and outstanding shares of capital stock of the Company was issued in violation of preemptive rights. No shares of capital stock of the Company are held in the treasury of the Company.

               (d) The foregoing opinions are equally applicable to the capital stock of each affiliate or subsidiary of the Corporation hereinafter set forth, except that the authorized, issued and outstanding capital stock of such corporations are as follows:
                                                 Issued and
                              Authorized         Outstanding
        Corporation          Capital Stock       Capital Stock

        Yates City Cellu-       ____shares,      ____ shares,
        lar, Inc.               $ ______ par     $ ______ par
                                value, common    value, common
                                stock            stock, issued
                                                 to Yates City
                                                 Telephone
                                                 Company on
                                                 ________, 19___

               (e) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not: (i) violate or result in a breach of or default or acceleration under the Articles of Incorporation or Bylaws of the Company or any instrument or agreement to which the Company or the Shareholder are a party or are bound which would have a material adverse effect on the Company's properties or operations; (ii) violate any judgment, order, injunction, decree or award against or binding upon the Company or the Shareholder or upon the Yates City Stock or other securities, property or business of the Company which would have a material adverse effect on the Company's properties or operations; (iii) result in the

MJD Services Corp.
---------------------
_______________, 1999
Page 5




        creation of any material lien, charge or encumbrance upon the properties or assets of the Company or the Yates City Stock; or (iv) violate any law or regulation of any jurisdiction relating to the Company or the Shareholder or the Yates City Stock or other securities, property or business of the Company, assuming all required regulatory approvals have been obtained in connection with the transactions contemplated by the Agreement. Without limiting the foregoing, the transfer of the Company's partnership interest in the Illinois Independent RSA No. 3 General Partnership to the Seller and the subsequent liquidation and dissolution of Cellular, all as contemplated in the Agreement, have been completed in compliance with all applicable Contracts and Regulations, including, without way of limitation, all such rights of first refusal and other transfer restrictions as arise under the terms of the Agreement Establishing the Illinois Independent RSA No. 3 General Partnership.

               (f) There is no litigation, claim or proceeding, pending or threatened against the Company or the Shareholder, or against any of their respective assets or properties, or relating to the ownership of any or all of the Yates City Stock, or which questions the validity or enforceability of the Agreement, or which could prevent, hinder or delay consummation of the Agreement or any of the transactions contemplated thereby.

               (g) To our knowledge, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or federal, state or other governmental commission, board or other agency by or against the Company or the Shareholder or adversely affecting the operations or financial condition of the Company or its business, property, prospects or assets.

               (h) To our knowledge, the Shareholder and the Company have given all notices to and have obtained from all local, state and federal regulatory authorities any and all approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement.

MJD Services Corp.
---------------------
_______________, 1999
Page 6





               (i) Upon completion of the transactions contemplated by the Agreement, no Person, other than the Purchaser, shall have any ownership or other right in and/or to the Yates City Stock.

        The opinions expressed herein are solely for your benefit in connection with the Agreement and, without our express written consent, neither our opinions nor this opinion letter may be assigned, quoted or relied upon for any other purpose. No other person or entity may rely upon or claim reliance upon this opinion, and it is not to be quoted in whole or in part or otherwise referred to by any governmental agency or other person or entity without prior written consent of this firm.

                                       Very truly yours,

                                       MEYER, CAPEL, HIRSCHFELD, MUNCY, JAHN
                                         & ALDEEN, P.C.


                                       By:_________________________________
                                       Name:______________________________
                                       Title:_____________________________

                                  Exhibit 7.15

                                  C-R/Celebrity
                         Long Distance Assets Agreement

                                    AGREEMENT



        THIS AGREEMENT is made effective as of the 1st day of September, 1999, between C-R LONG DISTANCE, INC., an Illinois corporation ("C-R"), and CELEBRATE COMMUNICATIONS, L.L.C., an Illinois limited liability company ("Celebrate").

                               W I T N E S S E T H
                               - - - - - - - - - -

        Celebrate, for consideration in the amount of Thirty-Nine Thousand and No/100 Dollars ($39,000.00), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, bargain, convey and transfer to C-R all of Celebrate's right, title and interest in and to the following assets of Celebrate ("the Assets"):

1. The name "Yates City Long Distance" and any and all derivations thereof, together with any and all intellectual property rights with respect thereto (the "Assumed Name"); and

2. Any and all of those customer accounts of customers residing within the Yates City, Illinois exchange area for which Celebrate (under the name Yates City Long Distance) is serving as the designated carrier for intraLATA and/or interLATA long distance service as of the date hereof (the "Customer Base").

        Celebrate, for itself, its successors and assigns warrants and represents to C-R that Celebrate has the right to sell and transfer the Assets hereby sold; and that the Assets have been or hereby are delivered free from any security interest or other lien or encumbrance, to have and to hold the same unto C-R, its successors and assigns forever.

        Notwithstanding anything herein to the contrary, Celebrate and C-R acknowledge that members of the Customer Base are under no obligation to continue their accounts with Celebrate or C-R and may elect to transfer such accounts to another carrier at any time, and that Celebrate makes no representation or warranty that all or any of the members of the Customer Base will continue their accounts with Celebrate or C-R for any period of time hereafter. Nevertheless, Celebrate agrees to provide C-R with such assistance and cooperation as is reasonably necessary to effectuate the intent hereof, including, without way of limitation, assisting with the preparation and filing of such documents, if any, as may be required by public authorities to assign and transfer the Assumed Name and the Customer Base to C-R, providing C-R with all names, addresses and account information in Celebrate's possession pertaining to the Customer Base and cooperating and assisting in the preparation and delivery of appropriate notification to the Customer Base of this transaction.

        IN WITNESS WHEREOF, the parties hereto have properly executed this Agreement, effective as of the day and year first written above.


                                            C-R LONG DISTANCE, INC.




                                            __________________________________
                                            By: Walter E. Leach, Jr.
                                            Title: Vice President




                                            CELEBRATE COMMUNICATIONS, L.L.C.




                                            __________________________________

                                            By:_______________________________

                                            Title:____________________________

                                   Exhibit 8.5

                         Opinion of Purchaser's Counsel

                     UNDERWOOD KINSEY WARREN & TUCKER, P.A.
                                ATTORNEYS AT LAW
                      CHARLOTTE PLAZA BUILDING, SUITE 2020
                            201 SOUTH COLLEGE STREET
RUSSELL M. BLACK       CHARLOTTE, NORTH CAROLINA 28244-2020
KIMBERLYE FAYSSOUX CORNELSON
RICHARD L. FARLEY
C. RALPH KINSEY, JR.                                                   TELEPHONE
SHIRLEY J. LINN                                                     704-333-1200
JOHN H. NORTHEY III
FRANCIS M. PINCKNEY III
CARLTON A. SHANNON, JR.                                                FACSIMILE
SUSAN L. SOWELL                                                     704-377-9630
ROBERT B. TUCKER, JR.
WILLIAM E. UNDERWOOD, JR.
JOSEPH WARREN III

                                September 1, 1999


Cambridge Telephone Company
c/o Geneseo Communications, Inc.
111 East First Street
Geneseo, IL 61254
ATTN: Alan C. Anderson


Ladies and Gentlemen:

        We have acted as counsel to MJD Services Corp., a Delaware corporation ("MJD" or "Purchaser"), in connection with the purchase by Purchaser of all of the capital stock of Yates City Telephone Company (the "Company") from Cambridge Telephone Company ("Seller"), pursuant to a Stock Purchase Agreement entered into as of January 12, 1999 (the "Purchase Agreement") by, between and among Purchaser, the Company and Seller.

        This opinion is being delivered to you pursuant to Section 8.5 of the Purchase Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

        In connection with this transaction, we have reviewed the Articles of Incorporation and Bylaws (the "Organizational Documents") of the Purchaser, the Purchase Agreement and such other instruments and documents as are executed and delivered pursuant to the Purchase Agreement, and have examined such other records and information and have conducted such other investigations as we have deemed necessary to render the opinion set forth below. As to facts material to our opinion, we have relied upon the factual representations of Purchaser in the Purchase Agreement, certificates from certain state authorities and on those certificates delivered at Closing.

Cambridge Telephone Company
September 1, 1999
Page 2




        We have assumed the conformity of all copies to the originals of all documents reviewed by us, the genuineness of all signatures (other than those of the shareholders, directors and officers of Purchaser) and the authenticity of all documents submitted to us (whether originals or copies).

        For the purposes of our opinion, we have assumed that the Purchase Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than Purchaser.

        Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of Purchaser and the transactions contemplated by the Purchase Agreement, and having made inquiry of certain officers of Purchaser as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of Purchaser.

        Based upon the foregoing, and subject to the assumptions and qualifications herein set forth, it is our opinion that:

        1. MJD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, to own, lease and operate its properties, and to enter into and to perform its obligations under the Purchase Agreement.

        2. The execution and delivery of the Purchase Agreement was duly authorized and approved by the Board of Directors of MJD. The Purchase Agreement is a valid and binding obligation of MJD enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights in the event of future bankruptcy, insolvency or reorganization of Purchaser, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All persons who have executed this Purchase

Cambridge Telephone Company
September 1, 1999
Page 3




Agreement on behalf of MJD have been duly authorized to do so by all necessary corporate action.

        3. To our knowledge, MJD has given all notices to and has obtained from all state and federal regulatory authorities any approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Purchase Agreement.

        The opinions expressed herein are based upon and limited to matters governed by the laws of the State of North Carolina and the State of Delaware, and we express no opinion as to any matter governed by the laws of any other jurisdiction. We are not authorized to practice law in the State of Delaware and the opinions set forth herein are rendered solely upon our review of applicable provisions of Delaware corporation law as currently published in standard compilations and such consultations with Delaware local counsel as we have deemed necessary or appropriate.

        This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is limited to matters herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

        This opinion is being furnished to you in connection with the transactions contemplated by the Purchase Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor relied upon by any other person or entity without our prior written consent.

        Finally, the opinions expressed herein represent our reasonable judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not, and should not be construed or considered as, a guaranty.

                                    Very truly yours,

                                    UNDERWOOD KINSEY WARREN & TUCKER, P.A.

                                  Exhibit 11.2

                                Escrow Agreement

                                ESCROW AGREEMENT



        THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of September 1, 1999, between CAMBRIDGE TELEPHONE COMPANY, an Illinois corporation ("Seller"), MJD SERVICES CORP., a Delaware corporation ("Purchaser") and CENTRAL TRUST AND SAVINGS BANK OF GENESEO, ILLINOIS, an Illinois corporation (the "Escrow Agent").

                              STATEMENT OF PURPOSE

        On or about January 12, 1999, Seller and Purchaser entered into a Stock Purchase Agreement (the "Purchase Agreement"), and pursuant to the provisions of
Section 9.2 of the Purchase Agreement, Seller and Purchaser agreed that One Hundred Fifty Thousand Dollars ($150,000) (the "Escrow Funds") of the total purchase price otherwise attributable to the Seller would be deposited with Escrow Agent to secure the Seller's agreement to indemnify Purchaser as set forth in Sections 11.2 and 11.3 of the Purchase Agreement all in accordance with the terms of this Escrow Agreement.

        The Escrow Agent has agreed to serve as escrow agent under this Escrow Agreement and to accept delivery of the Escrow Funds in accordance with the terms and conditions set out in this Escrow Agreement.

                                    AGREEMENT

        In consideration of the premises, and the agreements set out below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties enter into the following Escrow Agreement:

        1. Deposit with Escrow Agent. At Closing of the sale and purchase of the Shares as provided in the Purchase Agreement, Purchaser shall deliver to the Escrow Agent the sum of One Hundred Fifty Thousand Dollars ($150,000) to be held, administered and distributed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

        2. Escrow Funds. Upon receipt of the Escrow Funds, the Escrow Agent shall deposit the Escrow Funds in an escrow account (the "Escrow Account") and shall hold, administer, invest and distribute the Escrow Funds in accordance with the terms of this Escrow Agreement. All references in this Escrow Agreement to Escrow Funds shall include any investment of such funds and all investment earnings thereon.

        3. Purposes of Escrow. The Escrow Funds shall be used solely for the purposes set forth in Sections 11.2 and 11.3 of the Purchase Agreement.

        4. Term. The term of this Escrow Agreement ("Escrow Period") shall expire on the later of (i) the first anniversary of the date hereof, or (ii) May 31, 2000, except that it shall be automatically extended as necessary to provide for the disposition of any Claims filed by Purchaser with the Escrow Agent during such period, in accordance with the procedures set forth in Section 5 hereof.

        5. Disbursement of Escrow Funds.

               (a) In the event Purchaser determines that it is entitled to all or any portion of the Escrow Funds pursuant to Sections 11.2 or 11.3 of the Purchase Agreement, Purchaser shall deliver written notice to the Escrow Agent and the Seller, stating the factual basis for, and the amount of, such entitlement ("Claim"). Within thirty (30) days following such delivery of the Claim, the Seller may deny all or any portion of the Claim by delivering written notice to the Escrow Agent and Purchaser, indicating the amount or portion of the Claim which is denied and the factual basis for such denial ("Denial").

               (b) In the event that the Seller fails to timely deliver a Denial to the Escrow Agent, the Escrow Agent shall immediately release and distribute to Purchaser an amount equal to the Claim.

                (c) In the event the Escrow Agent receives a timely Denial from the Seller as to all or any portion of a Claim, the Escrow Agent shall
        (i) immediately distribute to Purchaser an amount, if any, equal to the portion of the Claim that the Seller has not denied, and (ii) within sixty (60) days of receipt of such Denial, file an action in interpleader with any Illinois court of competent jurisdiction to resolve such disagreement and deposit with the registry of the court an amount equal to the denied portion of the Claim, unless a joint instruction is received by the Escrow Agent from the Seller and the Purchaser as to the disposition of the denied portion of the Claim prior to the expiration of such sixty (60) day period. If the Denial does not state the amount or portion of the Claim denied, the total amount of the Claim shall be deemed denied. Purchaser and Seller agree to thereafter apply to such court for an order submitting the matter to arbitration pursuant to Section 11.6(b) of the Purchase Agreement.

               (d) The Escrow Agent shall distribute any portion of the Escrow Funds remaining in the Escrow Agent's possession immediately upon the expiration of the Escrow Period to the

        Seller, free and discharged from any further obligation with respect to the same hereunder.

               (e) Notwithstanding anything herein to the contrary, during the Escrow Period, the Escrow Agent shall distribute so much of the Escrow Funds to the Seller as provided in a written joint instruction received by the Escrow Agent from the Seller and the Purchaser and signed by all of them.

        6. Release From Escrow. As and when all of the Escrow Funds are either distributed as provided hereunder or deposited with the registry of the court in interpleader, the Escrow Agent shall be released and discharged from any further obligation hereunder without further action of any party. Compliance by the Escrow Agent with any final, non-appealable order or a judgment of a court concerning the subject matter of any such dispute or agreement shall thereupon release and relieve the Escrow Agent from all obligations and responsibility with respect to the Escrow Funds to which such order or judgment relates.

        7. Investment of Escrow Funds. The Escrow Agent shall hold the Escrow Funds delivered to it under the terms of this Escrow Agreement and shall invest the Escrow Funds held by it (i) in interest bearing demand deposit accounts with commercial banks whose accounts are insured by the Federal Deposit Insurance Corporation, or (ii) in any other investment upon which the Seller and the Purchaser shall agree.

        8. Agreement of Escrow Agent. The Escrow Agent hereby agrees to receive the Escrow Funds and hold the same intact, and to deposit the Escrow Funds in accordance with the terms of this Escrow Agreement, and shall not permit any withdrawal except under the terms of this Escrow Agreement. The Escrow Agent shall be responsible only for the safekeeping and the deposit of the Escrow Funds and the disbursements or delivery in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice.

        9. Performance of Escrow Agent.

               (a) There are no implied duties under this Escrow Agreement. The duties, obligations and acts of the Escrow Agent shall be construed as purely ministerial in nature. Escrow Agent shall be responsible for only those duties expressly set forth in this Escrow Agreement. In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties under this Escrow Agreement, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Escrow Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for any other party to this Escrow Agreement given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained in any notice or document, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

        (b) The Seller and the Purchaser agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties, including, without limitation, reasonable attorneys fees and costs attributable to any interpleader action commenced by the Escrow Agent or any other litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement; provided, however, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Escrow Agreement, then, in that event, Escrow Agent shall itself bear all such losses, claims, damages, liabilities and expenses.

        10. Fees of Escrow Agent. For its ordinary services hereunder (which shall include receipt, investment and disbursement of the Escrow Funds in the manner described in this Escrow Agreement), the Escrow Agent shall receive compensation of Thirty Dollars ($30.00) to be paid equally by each of Purchaser and the Seller upon execution of this Escrow Agreement and shall receive such additional reasonable compensation during the term hereof as is commensurate with its services provided hereunder as Escrow Agent; any such additional compensation to be similarly paid equally by each of Purchaser and the Seller.

        11. Resignation of Escrow Agent. The Escrow Agent or successor at any time may resign by giving thirty (30) business days written notice to the parties hereto, and such resignation shall take effect at the end of such thirty
(30) business days if all of the Escrow Funds have been tendered into the registry or custody of an Illinois court in the manner provided in Section 5 hereof, or upon the earlier appointment, with the approval of the Seller and the Purchaser, of a successor. From and after the effective date of such resignation or appointment of a successor, the Escrow Agent shall not be obligated to perform any of the duties of the Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent. If the Seller and the Purchaser are unable to agree upon a successor Escrow Agent within thirty (30) days following notice of the Escrow Agent's resignation, the Escrow Agent shall commence an action in interpleader and deposit the Escrow Funds with the registry of the court in the manner provided in Section 5 hereof.

        12. Successor to Escrow Agent. Any corporation resulting from any merger or consolidation to which the Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Escrow Agent or any successor, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto. In the event of a resignation of the Escrow Agent pursuant to paragraph 11 of this Escrow Agreement, any person(s) or corporation hereafter agreed upon by the parties shall be the successor escrow agent hereunder.

        13. Instructions and Notices. In executing and performing its duties hereunder, except as otherwise provided, the Escrow Agent shall be entitled to rely upon instructions of the Seller and the Purchaser. Any notice, payment, demand, instruction or communication required or permitted to be given by this Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

        If to the Seller:

                      Alan C. Anderson
                      c/o Geneseo Communications, Inc.
                      111 East First Street
                      Geneseo, IL 61254

        If to Purchaser:

                      MJD Services Corp.
                      521 East Morehead Street, Suite 520
                      Charlotte, NC 28202
                      ATTN:  Mr. Eugene B. Johnson, Vice Chairman and
                                Executive Vice President

        If to Escrow Agent:

                      Central Trust and Savings Bank of Geneseo, Illinois Mr. John DuBois
                      Vice President and Trust Officer
                      101 N. State Street, P.O. Box 89
                      Geneseo, IL 61254

        Any notice sent by overnight messenger or hand delivery shall be deemed made on the date received, and any notice sent by certified mail shall be deemed made three (3) days after mailing.

        14. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

        15. Headings. The headings in this Escrow Agreement are inserted for convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provision of this Escrow Agreement.

        16. Severability. Each provision of this Escrow Agreement is intended to be severable. If any term or provision of this Escrow Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Escrow Agreement.

        17. Counterparts. This Escrow Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        18. Amendment. No modification or amendment to this Escrow Agreement shall be valid unless produced in writing and signed by all of the parties hereto.

        19. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and transferees, as the case may be. Escrow Agent shall not be bound by or incur any liability with respect to this Escrow Agreement or any other agreement or understanding between the Seller and the Purchaser, except as in this Escrow Agreement expressly provided.

        IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.


                                            CAMBRIDGE TELEPHONE COMPANY



                                            ________________________________
                                            By:
                                            Its:



                                            MJD SERVICES CORP.



                                            ________________________________
                                            By:
                                            Its:




                                            Escrow Agent

                                            CENTRAL TRUST AND SAVINGS BANK OF
                                            GENESEO, ILLINOIS




                                            By: _______________________________
                                            Its: ______________________________

                                  Schedule 3.3

                    Consents and Authorizations of Purchaser



        1. Section 7-204 of the Public Utilities Act, 220 ILCS 5/7- 204, which is applicable to Yates City Telephone Company and/or one or more of its Affiliates, provides that no reorganization shall take place without prior approval of the Illinois Commerce Commission ("ICC"). The transactions contemplated by the Stock Purchase Agreement would be a reorganization under said statute, and therefore require ICC approval. MJD Communications, Inc., Purchaser and Yates City Telephone Company shall seek to obtain ICC approval by filing a joint application for approval of the reorganization of Yates City Telephone Company in accordance with Section 7-204 of such Act and for all other appropriate relief.

        2. Approval of the Board of Directors of MJD Services Corp. was obtained on August 20, 1998.

        3. Notice to the National Exchange Commission Association, Inc. as discussed on Schedule 2.3 hereto.